Exhibit 4.16

RJS POWER HOLDINGS LLC

as Issuer,

THE GUARANTORS PARTY HERETO,

and

THE BANK OF NEW YORK MELLON,

as Trustee

INDENTURE

dated as of July 10, 2014

5.125% Senior Notes due 2019

TABLE OF CONTENTS

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

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ARTICLE TWELVE
[INTENTIONALLY DELETED]

ARTICLE THIRTEEN
DEFEASANCE AND COVENANT DEFEASANCE

Section 1301.	Company’s Option to Effect Defeasance or Covenant Defeasance.	96
Section 1302.	Defeasance and Discharge.	96
Section 1303.	Covenant Defeasance.	96
Section 1304.	Conditions to Defeasance or Covenant Defeasance.	97
Section 1305.	Deposited Money and Government Securities to be Held in Trust; Miscellaneous Provisions.	98
Section 1306.	Reinstatement.	98

ARTICLE FOURTEEN
[INTENTIONALLY DELETED]

ARTICLE FIFTEEN
SUBSIDIARY GUARANTEES

Section 1501.	Unconditional Guarantee.	98
Section 1502.	Execution and Delivery of Notation of Guarantee.	100
Section 1503.	Limitation on Guarantors’ Liability.	100
Section 1504.	Release of Guarantors from Guarantee.	100
Section 1505.	Guarantor Contribution.	101
Section 1506.	Guarantors May Consolidate, etc., on Certain Terms.	101

ARTICLE SIXTEEN
AFTER THE MERGER EVENT

Section 1601.	Effect of Merger Event.	102
Section 1602.	Certain Definitions.	102
Section 1603.	Release of Guarantees.	105
Section 1604.	Modification of Covenants and Definitions.	105
Section 1605.	Asset Sales.	105
Section 1606.	Limitation on Liens.	106
Section 1607.	Delivery of Supplemental Indenture, Officer’s Certificate and Opinion of Counsel.	107
Section 1608.	Consolidation, Merger, Conveyance or Other Transfer.	107
Section 1609.	Events of Default.	108
Section 1610.	Acceleration of Maturity, Rescission and Annulment.	109

ANNEX A

FORM OF NOTE		A-1

ANNEX B

NOTATION OF SUBSIDIARY GUARANTY		B-1

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ANNEX C

FORM OF SUPPLEMENTAL INDENTURE	C-1

ANNEX D

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A	D-1

ANNEX E

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S	E-1

ANNEX F

FORM OF CERTIFICATE TO BE DELIVERED UPON TERMINATION OF RESTRICTED PERIOD	F-1

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THIS INDENTURE (as amended or supplemented from time to time, this “Indenture”), dated as of July 10, 2014, is among RJS POWER HOLDINGS LLC, a Delaware limited liability company (as further defined herein, the “Company”), having its principal office at 2901 Via Fortuna Drive, Building 6, Suite 650, Austin, TX 78746, the initial Guarantor (as hereafter defined), and THE BANK OF NEW YORK MELLON, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY AND THE INITIAL GUARANTOR

The Company and the initial Guarantor have duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) a series of senior notes designated as 5.125% Senior Notes due 2019 in an aggregate principal amount of $1,250,000,000 (the “Initial Notes”) and (ii) additional senior notes of the same series as the Initial Notes from time to time in an unlimited aggregate amount (the “Additional Notes” and, together with the Initial Notes, the “Notes”).

The Company and the initial Guarantor are members of the same consolidated group of companies. The initial Guarantor will derive direct and indirect economic benefit from the issuance of the Notes. Accordingly, the initial Guarantor has duly authorized the execution and delivery of this Indenture to provide for its Guarantee of the Notes to the extent provided in or pursuant to this Indenture.

All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and all things necessary have been done to make the Guarantees thereof, when the Notes have been executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the initial Guarantor. All things necessary to make this Indenture a valid agreement of each of the Company and the initial Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);

(3) “or” is not exclusive;

(4) provisions apply to successive events and transactions;

(5) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(6) the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative definitions;

(7) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(8) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(9) unless otherwise specified, references to “$” or “dollars” are to U.S. dollars.

The following additional terms used in this Indenture have the following meanings; provided that, upon the occurrence of the Merger Event, certain definitions shall be modified as set forth in Section 1602 of this Indenture:

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness (A) of any other Person existing at the time such other Person is consolidated or merged with or into or became a Subsidiary of such specified Person or (B) assumed by such specified Person or any of its Restricted Subsidiaries in connection with the acquisition of assets or property from such other Person; provided such Indebtedness is not incurred in connection with, or in contemplation of, or to finance, such other Person consolidating or merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; provided such Indebtedness is not incurred in connection with, or in contemplation of, or to finance, such acquisition;

provided that, any Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid prior to or concurrently with the consummation of such acquisition or transaction by which such other Person merges or consolidates with or into, or becomes a Restricted Subsidiary of, such specified Person, or such assets are acquired from such Person, shall not be Acquired Debt.

“Act,” when used with respect to any Holder, has the meaning set forth in Section 104 of this Indenture.

“Additional Assets” means:

(1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Subsidiary is primarily engaged in a Related Business.

“Additional Notes” has the meaning indicated in the recitals to this Indenture.

“Additional Restricted Notes” has the meaning set forth in Section 201 of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. For the avoidance of doubt, none of PPL Energy Supply or its Affiliates shall be deemed to be Affiliates of the Company for purposes of Section 1016 of this Indenture until consummation of the transactions contemplated by the Transaction Agreement.

“Affiliate Transaction” has the meaning set forth in Section 1016 of this Indenture.

“Agent” means any Security Registrar, Paying Agent, co-registrar or other agent appointed pursuant to this Indenture.

“Agent Members” has the meaning set forth in Section 203(3) of this Indenture

“Alternate Offer” has the meaning set forth in Section 1010 of this Indenture.

“Asset Management Agreements” means, collectively, (a) the Asset Management Agreement between Topaz Power Management, LP and Sapphire Power Holdings LLC, dated as of November 30, 2012, as amended as of the Issue Date, (b) the Amended and Restated Asset Management Agreement between Topaz Power Management, LP and Topaz Power Group, LLC, dated as of November 30, 2012, as amended as of the Issue Date, (c) the Asset Management Agreement between Topaz Power Management, LP and Raven Power Holdings LLC, dated as of November 30, 2012, as amended as of the Issue Date, (d) the Asset Management Agreement between Topaz Power Management, LP and Raven BargeCo Holdings LLC, dated as of November 30, 2012, as amended as of the Issue Date, (e) any agreements replacing the agreements set forth in clauses (a) through (d) of this definition, so long as such agreements are on substantially similar economic terms and without duplication of the services provided; (f) any expense reimbursement agreement to which the Company or any Subsidiary of the Company is a party, in each case, related to the agreements set forth in clauses (a) through (e) of this definition and in effect on the Issue Date (or replacements thereof on substantially similar economic terms).

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback transaction); provided that, the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Article Eight and/or Section 1010 of this Indenture and not by Section 1015 of this Indenture; and

(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries (other than directors’ qualifying shares) or the sale of Equity Interests held by the Company or its Subsidiaries in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(4) the sale, lease or other disposition of equipment, inventory, products, services, accounts receivable or other assets in the ordinary course of business, including in connection with any compromise, settlement or collection of accounts receivable, and any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the conduct of the business of the Company and its

Restricted Subsidiaries and any sale of energy, fuel, capacity, ancillary services, transmission or transportation rights, water rights, supplies (including gypsum coal and ash), commodities or emissions credits in the ordinary course of business or any contracts for any of the foregoing;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that does not violate Section 1012 of this Indenture, including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Restricted Payment;

(7) a Permitted Investment, including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Permitted Investment;

(8) the creation or perfection of a Lien or the enforcement of a Lien permitted under this Indenture;

(9) the sale or licensing or sublicensing of intellectual property and other general intangibles, in each case, in the ordinary course of business and which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(10)(i) any loss or destruction of or damage to any property or asset or receipt of insurance proceeds in connection therewith or (ii) any institution of a proceeding for, or actual condemnation, appropriation, seizure or taking, including by deed in lieu of condemnation, by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset or settlement in lieu of the foregoing;

(11) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, including settlement or unwinding of any Hedging Obligations; and

(12) any trade or exchange by the Company or any Restricted Subsidiary of properties or assets used or useful in a Related Business for other properties or assets used or useful in a Related Business owned or held by another Person (including Capital Stock of a Person engaged in a Related Business that is or becomes a Restricted Subsidiary), including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value, provided that, the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary, and provided further, that any cash received in the transaction must be applied in accordance with Section 1015 of this Indenture as if such transaction were an Asset Sale.

“Asset Sale Offer” has the meaning set forth in Section 1015 of this Indenture.

“Attributable Debt” in respect of a sale/leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale/leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale/leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capital Lease Obligation.”

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 of this Indenture to act on behalf of the Trustee to authenticate Notes.

“Automatic Exchange” has the meaning set forth in Section 305(d) of this Indenture.

“Automatic Exchange Date” has the meaning set forth in Section 305(d) of this Indenture.

“Automatic Exchange Notice” has the meaning set forth in Section 305(d) of this Indenture.

“Automatic Exchange Notice Date” has the meaning set forth in Section 305(d) of this Indenture.

“Bankruptcy Law” means any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall each have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managers or managing member or members of such limited liability company (as applicable) or any duly authorized committee of managers or managing members (as applicable) thereof, or, with respect to the Company for as long as it is a limited liability company, the Board of Directors of its managing member; and

(4) with respect to any other Person, the board of directors or duly authorized committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or a Guarantor, the principal financial officer of the Company or a Guarantor, any other authorized officer of the Company or a Guarantor, or a person duly authorized by any of them, in each case as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution, such action may be taken by any committee, officer or employee of the Company or a Guarantor, as applicable, authorized to take such action by the Board of Directors as evidenced by a Board Resolution.

“Business Day” means any day other than a Legal Holiday.

“Calculation Date” has the meaning set forth in the definition of “Fixed Charge Coverage Ratio.”

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as in effect on the Issue Date, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) Government Securities having maturities of not more than one year from the date of acquisition;

(3) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(4) certificates of deposit, time deposits accounts, term deposit accounts, money market deposit accounts, demand deposit accounts and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any United States commercial bank or United States branch of a foreign bank, in each case having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of “B” or better;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) of this definition entered into with any financial institution meeting the qualifications specified in clause (4) of this definition;

(6) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8) deposits in any currency available for withdrawal on demand with any commercial bank in the United States; provided that all such deposits are made in such accounts in the ordinary course of business.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Section 13(d) of the Exchange Act) other than a Permitted Holder is or becomes a Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its properties or assets)

(for the purposes of this clause, such person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by an entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such entity); provided that, a Change of Control shall be deemed not to have occurred solely as a result of the Company becoming a Subsidiary of any Person so long as, immediately following such transaction, the “persons” (as such term is used in Section 13(d) of the Exchange Act) who Beneficially Owned 100% of the total voting power of the Voting Stock of the Company immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the total voting power of the Voting Stock of such Person of whom the Company has become a Subsidiary or any Parent thereof and no “person” or “group” of related persons (other than Permitted Holders) Beneficially Owns more than 50% of the total voting power of the Voting Stock of such Person or Parent, as applicable;

(2) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d) of the Exchange Act) other than a Permitted Holder or a Restricted Subsidiary; or

(3) the adoption or approval by the stockholders of the Company of a plan for the liquidation or dissolution of the Company;

provided that neither the consummation of the Merger Event nor the consummation of any of the transactions contemplated by the Transaction Agreement shall constitute a Change of Control.

“Change of Control Offer” has the meaning set forth in Section 1010 of this Indenture.

“Change of Control Payment” has the meaning set forth in Section 1010 of this Indenture.

“Change of Control Payment Date” has the meaning set forth in Section 1010 of this Indenture.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor or resulting Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor or resulting Person.

“Company Request” or “Company Order” means, in the case of the Company, a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or any other duly authorized Officer of the Company or any person duly authorized by any of them, and delivered to the Trustee and, in the case of a Guarantor, a written request or order signed in the name of such Guarantor by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or any other duly authorized Officer of such Guarantor or any person duly authorized by any of them, and delivered to the Trustee.

“Confidential Information” has the meaning set forth in Section 615 of this Indenture.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;

(2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income;

(3) depreciation, amortization, accretion of asset retirement obligations (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, other non-cash expenses and other non-cash items (excluding any such other non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, accretion, amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income;

(4) cash restructuring charges (to the extent that such charges would not be required to be capitalized on a balance sheet prepared in accordance with GAAP), including all cash transaction and restructuring costs incurred during such period in connection with any acquisition and any severance payments made to former employees; provided that, the aggregate amount added back pursuant to this clause (4) for any four quarter period shall not, prior to giving effect thereto, exceed 5.0% of Consolidated Cash Flow of the Company for such period;

(5) any non-recurring fees, expense or charges related to any public offering of Equity Interests, Permitted Investments, acquisitions or Indebtedness permitted to be incurred by this Indenture (in each case, whether or not successful), to the extent that such fees, expenses and charges were deducted in computing Consolidated Net Income;

(6) the amount of any management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Sponsor or its Affiliates or Related Parties (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by clauses (12) or (14) of the second paragraph of Section 1012 of this Indenture;

(7) the amount of any loss attributable to a new plant or facility until the date that is 12 months after completing construction of or acquiring such plant or facility, as the case may be; provided that, (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of the Company and (B) losses attributable to such plant or facility after 12 months from the date of completing construction of or acquisition of such plant or facility, as the case may be, shall not be included in this clause (7); and

(8) expenditures relating to costs (other than administrative costs and costs incurred in connection with the normal maintenance of plants or facilities) incurred by such Person and its Restricted Subsidiaries in accordance with generally accepted and reasonable electric generating industry practices, methods, procedures and standards for any overhaul of, or major maintenance procedure for, a plant or facility or any part thereof which requires significant disassembly or shutdown of such plant or facility (excluding any such costs that are paid by other Persons under warranty or similar agreements or insurance policies) including costs incurred in connection with long term service agreements, hot gas path agreements or parts or service agreements; minus

(9) non-cash items increasing such Consolidated Net Income for such period, other than revenue and other items that were accrued in the ordinary course of business or reversals of accruals of or reserves for cash expenses;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Leverage Ratio” means, with respect to any specified Person, on any date of determination, the ratio of (i) the outstanding aggregate principal amount (or accreted value, as the case may be) of Indebtedness of such Person and its Restricted Subsidiaries that would be classified as debt on a balance sheet of such Person and its Restricted Subsidiaries as of such date, on a consolidated basis, prepared on the basis of GAAP, to (ii) the Consolidated Cash Flow of such Person for the most recent four full fiscal quarters for which financial statements are available immediately preceding the date of such calculation, in each case calculated with the pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income before deduction of preferred stock dividends of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the net income of any Restricted Subsidiary (other than a Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, members or partners;

(3) the cumulative effect of a change in accounting principles shall be excluded;

(4) any after tax effect of gains (losses) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale or leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded;

(5) any impairment charges or asset write-offs, in each case pursuant to GAAP, the amortization of intangibles arising pursuant to GAAP, and any impairment charges, asset write-offs or write-downs under GAAP shall be excluded;

(6) any non-cash mark-to-market adjustments to assets or liabilities resulting in unrealized gains or losses in respect of Hedging Obligations shall be excluded;

(7) to the extent deducted in the calculation of net income, any non-cash or other charges associated with any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness, and any termination payments, legal fees and other expenses related to termination of Hedging Obligations, shall be excluded;

(8) any after-tax effect of extraordinary, non-recurring or unusual gains, losses or charges (including fees and expenses relating thereto) or expenses shall be excluded;

(9) any (i) non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, managers or employees and (ii) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded;

(10) the effects of any purchase accounting adjustments resulting from the application of purchase accounting under GAAP or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(11) any unrealized currency translation gains and losses related to currency remeasurements of Indebtedness shall be excluded;

(12) (i) to the extent covered by insurance or any third party contractual reimbursement or indemnity provision and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount shall in fact be reimbursed by the insurer or applicable third party and only to the extent that such amount is (a) not denied by the applicable carrier or applicable third party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded, and (ii) amounts estimated in good faith to be received, based on reasonable evidence that such amounts shall in fact be received, from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in net income in a future period);

(13) costs or expenses in connection with the offering of the Initial Notes and the transactions described under “Summary—Formation transactions” in the Offering Memorandum shall be excluded; and

(14) non-cash charges for deferred tax asset valuation allowances (except to the extent reversing a previously recognized increase to net income) shall be excluded.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in relation to this Indenture shall be principally administered, which office at the date of the execution of this instrument is located at 101 Barclay Street, 7E, New York, New York 10286, Attention: Corporate Trust; Administration/RJS Power Holdings LLC, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Covenant Defeasance” has the meaning set forth in Section 1303 of this Indenture.

“Covenant Suspension Event” has the meaning set forth in Section 1019 of this Indenture.

“Credit Agreement” means the credit agreement among the Company, the guarantors named therein, JP Morgan Chase Bank, N.A., as administrative agent and the other lenders party thereto, to be in effect on or about the Issue Date, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including the Credit Agreement), commercial paper facilities or Debt Issuances providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to any lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) any lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, currency option, currency exchange or other similar agreement as to which such Person is a party or a beneficiary.

“CUSIP” means the Committee on Uniform Securities Identification Procedures.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debt Issuances” means, with respect to the Company or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 308 of this Indenture.

“Defeasance” has the meaning set forth in Section 1302 of this Indenture.

“Definitive Notes” means certificated Notes that are not Global Notes.

“Depositary” means, with respect to Notes issued in whole or in part in the form of one or more Global Notes, DTC or any other clearing agency registered under the Exchange Act that is designated to act as successor Depositary for such Notes.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration shall no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 1015 of this Indenture.

“Disinterested Member” means, with respect to any transaction, a member of the Company’s Board of Directors who does not have any material direct or indirect financial interest (other than as an owner of Equity Interests in the Company or as an officer, manager or employee of the Company or any Restricted Subsidiary) in or with respect to such transaction and is not an Affiliate, or an officer, director, member of a supervisory, executive or management board or employee of any Person (other than the Company or a Restricted Subsidiary), who has any direct or indirect financial interest in or with respect to such transaction.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, in each case other than in exchange for Capital Stock (other than Disqualified Stock). Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a “change of control” or an “asset sale” shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 1012 of this Indenture. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture shall be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“DTC” means The Depository Trust Company.

“Electronic Methods” has the meaning set forth in Section 105 of this Indenture.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (1) an offering for cash by the Company of its Capital Stock (other than Disqualified Stock), or options, warrants or rights with respect to its Capital Stock or (2) a cash contribution to the Company’s common equity capital from any Person.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

“Event of Default” has the meaning set forth in Section 501 of this Indenture.

“Excess Proceeds” has the meaning set forth in Section 1015 of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contribution” means net cash proceeds, property or assets received by the Company as capital contributions to the equity (other than through the issuance of Disqualified Stock) of the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case, to the extent designated as an Excluded Contribution pursuant to an Officers’ Certificate of the Company.

“Excluded Subsidiaries” means any Subsidiary of the Company that is a guarantor under the Credit Agreement on the Issue Date (other than Intermediate Holdco).

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement, the Notes and the Guarantees) in existence on the Issue Date, until such amounts are repaid.

“Expiration Date” has the meaning set forth in Section 104 of this Indenture.

“Fair Market Value” means the price that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party. Fair Market Value of an asset or property in excess of $35.0 million shall be determined by the Board of Directors of the Company acting in good faith, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors, and any lesser Fair Market Value may be determined by an officer of the Company acting in good faith.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that: the specified Person or any Restricted Subsidiary incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge

Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by (i) the specified Person or any Restricted Subsidiary, including through mergers, consolidations or otherwise (including acquisitions of assets used or useful in a Related Business), or (ii) any Person or any Restricted Subsidiary acquired by the specified Person or any Restricted Subsidiary, including through mergers, consolidations or otherwise, and including in each case any related financing transactions and increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and any Consolidated Cash Flow for such period shall be calculated giving pro forma effect to any operating improvements or cost savings that have occurred or are reasonably expected to occur in the reasonable judgment of the principal accounting officer or Chief Financial Officer of the Company (regardless of whether those operating improvements or cost savings could then be reflected in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC related thereto);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date (i) of the specified Person or any of its Restricted Subsidiaries, or (ii) of any Person or any of its Restricted Subsidiaries that is acquired by the specified Person or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date (i) of the specified Person or any of its Restricted Subsidiaries, or (ii) of any Person or any of its Restricted Subsidiaries that is acquired by the specified Person or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any Restricted Subsidiary following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date shall be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date shall be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness, but if the remaining term of such Hedging Obligation is less than 12 months, then such Hedging Obligation shall only be taken into account for that portion of the period equal to the remaining term thereof); and

(7) for any relevant amounts denominated in a foreign currency, the dollar-equivalent amount of such amount shall be calculated based on the relevant currency exchange rate in effect immediately prior to the Calculation Date.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) write-off of deferred financing costs and (ii) accretion of interest charges on future retirement benefits and other obligations that do not constitute Indebtedness, but including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations (but no other leases), commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Interest Rate Agreements; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by the specified Person or one or more of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one or more of its Restricted Subsidiaries, regardless of whether such guarantee or Lien is called upon; plus

(4) all dividends, whether paid or accrued and regardless of whether in cash, on any series of Disqualified Stock of such specified Person or a Restricted Subsidiary of such Person or Preferred Stock of a Restricted Subsidiary of such Person, other than dividends to the extent payable or paid in Equity Interests of such specified Person (other than Disqualified Stock) or to such specified Person or any of its Restricted Subsidiaries, in each case, on a consolidated basis and determined in accordance with GAAP.

“Funding Guarantor” has the meaning set forth in Section 1505 of this Indenture.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) statements and pronouncements of the Financial Accounting Standards Board; and

(3) such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Note” means a Note issued to the Depositary or its nominee that evidences all or part of the Notes and bears the applicable legends set forth in Section 202(2) of this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America or any agency of the United States of America, and the payment for which the United States pledges its full faith and credit.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services or to take or pay or to maintain financial statement conditions or otherwise), or entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “guarantee” used as a verb has a correlative meaning.

“Guarantee” means any guarantee of the Notes by any Guarantor in accordance with Section 1501 of this Indenture.

“Guarantor” means, initially, Intermediate Holdco, and each Restricted Subsidiary that in the future provides a Guarantee with respect to the Notes in accordance with the terms of the guarantee provisions of this Indenture, but, in each case, only until the Guarantee of such Restricted Subsidiary is released pursuant to the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate and Currency Hedges, or commodity swap agreements or forward purchase or sale agreements, netting arrangements, congestion contracts, power purchase and sale agreements, energy management or similar agreements relating to the scheduling or dispatch of power plants, fuel purchase and sale agreements, emissions credit purchase and sale agreements, transportation, transmission or distribution or storage capacity agreements or swaps, options (including heat rate options), or collars or similar agreements relating to the foregoing, or any other similar agreements that are intended to protect such Person against or manage such Person’s exposure to commodity prices, emissions credits, transportation, transmission, distribution or storage pricing or availability, interest rates or currency exchange rates either generally or under specific contingencies, or agreements or arrangements, and in each case, whether settled financially or physically.

“Holder” means a Person in whose name a Note is registered on the Security Registrar’s books.

“Indebtedness” means, with respect to any specified Person, without duplication, any indebtedness of such Person, regardless of whether contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, credit agreements, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of bankers’ acceptances;

(4) representing Capital Lease Obligations or Attributable Debt;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or a trade payable;

(6) representing net obligations under Interest Rate and Currency Hedges; or

(7) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary, any preferred stock (but excluding, in each case, any accrued dividends);

if and to the extent any of the preceding items (other than letters of credit and Interest Rate and Currency Hedges) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes: (a) all Indebtedness of any other Person, of the types described in clauses (1) through (7) of this definition, secured by a Lien on any asset of the specified Person (regardless of whether such Indebtedness is assumed by the specified Person); provided that, the amount of such Indebtedness shall be the lesser of (i) the Fair Market Value of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Person, and (b) to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person, of the types described in clauses (1) through (7) of this definition. Furthermore, the amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:

(1) accrued expenses, royalties and trade accounts payable arising in the ordinary course of business;

(2) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness;

(3) any unrealized losses or charges in respect of Hedging Obligations;

(4) any obligations in respect of (a) bid, performance, completion, surety, appeal and similar bonds, (b) obligations in respect of bankers’ acceptances, (c) insurance obligations or bonds and other similar bonds and obligations and (d) any guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations; provided, however, that such bonds or obligations mentioned in subclause (a), (b), (c) or (d) of this clause (4), are incurred in the ordinary course of the business of the Company and its Restricted Subsidiaries and do not relate to obligations for borrowed money;

(5) any Capital Stock (other than Disqualified Stock); or

(6) any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets.

“Indenture” has the meaning set forth in the first paragraph of this Indenture.

“Initial Lien” has the meaning set forth in Section 1013 of this Indenture.

“Initial Notes” has the meaning set forth in the recitals to this Indenture.

“Interest Payment Date,” when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Interest Rate Agreement” means, with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Interest Rate and Currency Hedges” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Intermediate Holdco” means RJS Power LLC, a Delaware limited liability company.

“Investment Grade Rating” means a rating equal to or higher than: (1) Baa3 (or the equivalent) by Moody’s; or (2) BBB- (or the equivalent) by S&P or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations, advances or capital contributions (excluding (i) endorsements of negotiable instruments and documents in the ordinary course of business, and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and (ii) extensions of credit or advances to customers or advances, loans, extensions of credit, deposits or payments to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business and recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person prepared in accordance with GAAP and endorsements for collections or deposits arising in the ordinary course of business)), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the investments held by the acquired Person in such third Person in an amount determined as provided in the third paragraph of Section 1012 of this Indenture. Except as otherwise provided in this Indenture, the amount of an Investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the first date on which Notes (other than any Additional Notes) are issued under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Merger Event” means the first to occur of any of the following no later than the second anniversary of the Issue Date, in each case in connection with or after consummation of the transactions contemplated by the Transaction Agreement:

(1) the merger or consolidation of the Company with or into PPL Energy Supply in compliance with Article Eight of this Indenture; provided that, immediately after such Merger Event, the issuer of the Notes is the same entity as the issuer of the then outstanding PPL Energy Supply Debt Securities;

(2) PPL Energy Supply otherwise becomes the successor to the Company in accordance with Article Eight of this Indenture; provided that, immediately after such Merger Event, the issuer of the Notes is the same entity as the issuer of the then outstanding PPL Energy Supply Debt Securities; or

(3) any other combination of substantially all of the businesses and operations of the Company and PPL Energy Supply and their respective Subsidiaries in accordance with Article Eight of this Indenture, as a result of which any Person becomes the successor issuer of the Notes for purposes of this Indenture and the successor issuer of the then outstanding PPL Energy Supply Debt Securities;

and in each case delivery of an Officers’ Certificate to the Trustee certifying that one of the foregoing has occurred.

“Merger Ratings Event” means, on the date of the occurrence of the Merger Event or, if after such date, on the date that the Rating Agencies first publicly issue corporate ratings with respect to the successor issuer of the Notes, the corporate rating of such successor issuer is either (i) at least Ba2 from Moody’s and at least BB- from S&P, or (ii) at least Ba3 from Moody’s and at least BB from S&P, in each case with a stable or better outlook, or, if either such entity does not issue such ratings for reasons outside of the control of the Company, the equivalent rating and outlook from any other Rating Agency.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expense incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of such Indebtedness, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

(3) all distributions and other payments required to be made to holders of minority interests in Subsidiaries or joint ventures as a result of such Asset Sale; and

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, or held in escrow, in either case for adjustment in respect of the sale price or for any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), in each case other than Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Company or any Restricted Subsidiary to the extent securing otherwise Non-Recourse Debt of such Unrestricted Subsidiary or joint ventures; and

(2) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, except for any Equity Interests referred to in clause (1) of this definition.

“Non-U.S. Person” means a Person who is not a U.S. Person (as defined in Regulation S).

“Note Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Indenture and the Notes.

“Notes” has the meaning set forth in the recitals of this Indenture.

“Notes Custodian” means the custodian with respect to the Global Notes (as appointed by DTC), or any successor Person thereto and shall initially be the Security Registrar.

“Notice of Default” means a written notice of the kind set forth in Section 501(4) or (5) of this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer Amount” has the meaning set forth in Section 1015 of this Indenture.

“Offer Period” has the meaning set forth in Section 1015 of this Indenture.

“Offering Memorandum” means the Offering Memorandum, dated July 2, 2014, relating to the sale of the Initial Notes.

“Officer” means, in the case of the Company, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, any Vice President, the Treasurer or the Secretary of the Company (or, if the Company has no such officers, corresponding officers of its managing member) and, in the case of any Guarantor, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, any Vice President, the Treasurer or the Secretary of such Guarantor.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee from legal counsel that meets the requirements of Section 102 of this Indenture. The counsel may be an employee of or counsel to the Company or a Guarantor.

“Outstanding” when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or a Restricted Subsidiary) in trust or set aside and segregated in trust by the Company (if the Company or a Restricted Subsidiary of the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Notes as to which Defeasance has been effected pursuant to Section 1302 of this Indenture; and

(4) Notes which have been paid pursuant to this Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to Section 307 of this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other Act hereunder as of any date, Notes owned by the Company, a Guarantor or any other obligor upon the Notes or any Affiliate of the Company or a Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Notes which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company, a Guarantor or any other obligor upon the Notes or any Affiliate of the Company, a Guarantor or of such other obligor.

“Parent” means, with respect to any Person, any other Person of which such Person is a direct or indirect Subsidiary.

“Parent Expenses” means:

(1) costs (including all professional fees and expenses) incurred by any Parent in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

(2) customary indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to the Company and its Subsidiaries;

(3) obligations of any Parent in respect of director and officer insurance (including premiums therefor) to the extent relating to the Company and its Subsidiaries;

(4) general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Parent, related to the ownership or operation of the business of the Company or any of the Restricted Subsidiaries; and

(5) expenses incurred by any Parent in connection with any public offering or other sale of Capital Stock or Indebtedness:

(a) where the net proceeds of such offering or sale are intended to be received by or contributed to the Company or a Restricted Subsidiary,

(b) in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or

(c) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Notes on behalf of the Company.

“Payment Default” has the meaning set forth in Section 501 of this Indenture.

“Permanent Regulation S Global Note” has the meaning set forth in Section 201 of this Indenture.

“Permitted Acquisition Indebtedness” means (1) Indebtedness assumed or incurred in connection with the acquisition of a Related Business or an asset used or useful in a Related Business (including by merger, consolidation or otherwise) (provided that, any such assumed Indebtedness meets the requirements set forth in the definition of Acquired Debt) and (2) Disqualified Stock assumed by the Company or preferred stock assumed by its Restricted Subsidiaries in connection with the acquisition of a Related Business to the extent that such Disqualified Stock or preferred stock, as the case may be, of any other Person existed at the time such other Person is consolidated or merged with or into or became a Subsidiary of such specified Person (provided such Disqualified Stock or preferred stock, as the case may be, is not issued in connection with, or in contemplation of, or to finance, such other Person consolidating or merging with or into, or becoming a Subsidiary of, such specified Person); provided that such Permitted Acquisition Indebtedness may be assumed or incurred so long as, on a pro forma basis after giving effect to such transactions, either

(a) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1011 of this Indenture, or

(b) the Fixed Charge Coverage Ratio for the Company would be no less than the Fixed Charge Coverage Ratio for the Company immediately prior to such transaction.

“Permitted Debt” has the meaning set forth in Section 1011 of this Indenture.

“Permitted Holders” means (i) the Sponsor or any Affiliate or Related Party thereof or (ii) Raven Power Holdings LLC, C/R Energy Jade LLC or Sapphire Power Holdings LLC or any Affiliate thereof, so long as such entities are controlled or managed by or under common control with the Sponsor or any Affiliate or Related Party thereof.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (or disposition of assets excluded from the definition thereof) that was made pursuant to and in compliance with Section 1015 of this Indenture;

(5) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) bona fide litigation, arbitration or other disputes with any Person;

(6) Investments represented by Hedging Obligations;

(7) advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, in each case to the extent they constitute Investments;

(8) loans or advances to employees, officers and directors in the ordinary course of business or consistent with past practice, in each case to the extent they constitute Investments;

(9) advances and prepayments for asset purchases in the ordinary course of business in a Related Business of the Company or any Restricted Subsidiary;

(10) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances, and any Investment acquired by the Company and its Restricted Subsidiaries in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, insolvency, workout, reorganization or recapitalization of a Person or the good faith settlement, compromise or resolution of delinquent obligations of a Person;

(11) deposits, bid bonds, surety and performance bonds and workers’ compensation, utility, lease, tax, performance and similar deposits, negotiable instruments held for collection, endorsements for collection or deposit and prepaid expenses, in each case, arising in the ordinary course of business;

(12) guarantees by the Company or any Restricted Subsidiary of obligations of the Company or a Restricted Subsidiary permitted under this Indenture;

(13) Investments held by a Person at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary in accordance with Article Eight or Section 1506 of this Indenture (as applicable) to the extent that such Investments were not made in contemplation of or in connection with such Person becoming a Restricted Subsidiary or such acquisition, merger, consolidation, transfer or conveyance and were in existence on, as applicable, the date such Person became a Restricted Subsidiary or the date of such acquisition, merger, consolidation, transfer or conveyance;

(14) Investments received as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment in default;

(15) Investments existing on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases of such Investments (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date);

(16) guarantees otherwise permitted by the terms of this Indenture;

(17) repurchases of Notes;

(18) investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(19) lease deposits and other similar deposits in the ordinary course of business;

(20) investments made in exchange for Capital Stock of the Company (other than Disqualified Stock); and

(21) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (21) that are at the time outstanding not to exceed the greater of (a) 3.5% of Total Assets of the Company determined at the time of the initial investment and (b) $75.0 million; provided, however, that if any Investment pursuant to this clause (21) is made in a Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) of this definition and shall cease to have been made pursuant to this clause (21) for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Indebtedness and other Obligations incurred or permitted under Credit Facilities pursuant to clause (1) of the second paragraph of Section 1011 of this Indenture; provided that the aggregate amount of such Indebtedness does not exceed the aggregate amount that would be allowed under such clause (1);

(2) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of Section 1011 of this Indenture covering only the assets acquired with or financed by such Indebtedness, and any interest or title of a lessor under a Capital Lease Obligation or an operating lease;

(3) Liens incurred or pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws, social security and employee health and disability benefits laws or similar legislation, or casualty or liability insurance or self-insurance including any Lien securing letters of credit or bankers’ acceptances issued in the ordinary course of business in connection therewith, or good-faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or Government Securities to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(4) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, operators’ or similar Liens arising by statute or common law in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

(5) Liens for taxes, assessments or other governmental charges or which are being contested in good faith by appropriate proceedings; provided that, appropriate reserves have been made in respect thereof to the extent required pursuant to GAAP;

(6) Liens in favor of the issuers of surety or performance bonds or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business, Liens over cash collateral provided in connection with any performance bonds or letters of credit issued to any government department or regulatory authority or similar party in accordance with any laws, regulations or conditions applying to any real property, permits, licenses or rights held by the Company or any Restricted Subsidiary or other obligations of a like nature incurred in the ordinary course of business, or Liens or deposits to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance or indemnity bonds, supply bonds, construction bonds, warranty and contractual requirements;

(7) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(8) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(9) any attachment or judgment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation;

(10) Liens for the purpose of securing Indebtedness in order to finance the payment of all or a part of the purchase price of, or Capital Lease Obligations or Attributable Debt with respect to, or the repair, improvement or construction cost of, assets or property acquired or repaired, improved or constructed in the ordinary course of business; provided that:

(a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture and does not exceed the cost of the assets or property so acquired or repaired, improved or constructed plus fees and expenses in connection therewith; and

(b) such Liens are created within 180 days of repair, improvement or construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto (including improvements);

(11) Liens arising solely by virtue of any statutory or common law provisions relating to bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution;

(12) Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business or otherwise not arising in connection with security for Indebtedness;

(13) Liens existing on the Issue Date;

(14) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Company or a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary other than those of the Person merged, consolidated or otherwise combined with or into the Company or such Restricted Subsidiary, plus improvements, replacements, accessions, proceeds or dividends or distributions in respect thereof;

(15) Liens on property or Capital Stock of a Person at the time of acquisition thereof by the Company or a Restricted Subsidiary or such Person becomes a Restricted Subsidiary; provided, however,

that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary, plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof;

(16) Liens securing Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Company or a Guarantor;

(17) Liens securing the Notes (including any Additional Notes to the extent that the Notes issued on the Issue Date are ratably secured with such Additional Notes), the Guarantees and other obligations arising under this Indenture;

(18) Liens securing Indebtedness of the Company or a Restricted Subsidiary incurred to refinance Indebtedness of the Company or a Restricted Subsidiary that was previously so secured by a Lien incurred or permitted to exist pursuant to clauses (10), (13), (14), (15) or this clause (18) of this definition in an amount not greater than the outstanding principal amount of the Indebtedness being refinanced, plus an amount necessary to pay any expenses and premiums incurred in connection with such refinancing; provided that, any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder;

(19) Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture; provided that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness;

(20) Liens securing obligations of the Company and its Restricted Subsidiaries under Hedging Obligations or letters of credit issued with respect thereto;

(21) Liens securing any insurance premium financing under customary terms and conditions; provided that, no such Lien extends to or covers any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums relating thereto;

(22) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or commercial letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(23) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by the Company or any Restricted Subsidiary to the extent securing Non-Recourse Debt of such Unrestricted Subsidiary or joint venture;

(24) survey exceptions, easements or reservations of, or rights of others for or pursuant to leases, licenses, rights-of-way, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service, lines, railroad lines, improvements and structures located on, over or under any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; and covenants restricting or prohibiting access to or from real property abutting on controlled access highways, which covenants do not adversely impair in any material respect the use of the real property concerned in the operation of the business conducted on such real property;

(25) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary thereof on deposit with or in possession of such bank;

(26) any option, contract or other agreement to sell an asset;

(27) any netting or set-off arrangement entered into by the Company or any Restricted Subsidiary in the ordinary course of business for the purpose of netting debit and credit balances;

(28) any conditional sale, title retention, consignment or similar arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business on the supplier’s usual terms of sale;

(29) Liens encumbering customary initial deposits and margin deposits and similar encumbrances attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business; and

(30) Liens securing Indebtedness and other Obligations incurred or permitted under clause (15) of the second paragraph of Section 1011 of this Indenture (including all Permitted Refinancing Indebtedness incurred pursuant to clause (5) thereof to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to such clause (15)).

“Permitted Refinancing Indebtedness” means any indebtedness of the Company or any Restricted Subsidiary, any Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary (1) issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, or (2) constituting an amendment, modification or supplement to or a deferral or renewal of ((1) and (2) above, collectively, a “Refinancing,” and the term “Refinanced” has a corresponding meaning), any other Indebtedness of the Company or any Restricted Subsidiary (other than intercompany Indebtedness), any Disqualified Stock of the Company or any preferred stock of a Restricted Subsidiary in a principal amount (or accreted amount in the case of Indebtedness issued at a discount) or, in the case of Disqualified Stock of the Company or preferred stock of a Restricted Subsidiary, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the sum of:

(A) the principal amount or, in the case of Disqualified Stock or preferred stock, liquidation preference, of the Indebtedness, Disqualified Stock or preferred stock so Refinanced, and

(B) all accrued interest or dividends on the Indebtedness, Disqualified Stock or preferred stock and the amount of all fees and expenses, including premiums, incurred in connection therewith.

Notwithstanding the preceding, no Indebtedness, Disqualified Stock or preferred stock shall be deemed to be Permitted Refinancing Indebtedness, unless:

(1) such Indebtedness, Disqualified Stock or preferred stock either (a) has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or preferred stock being Refinanced, or (b) has a final maturity date and Weighted Average Life to Maturity at least 91 days after the maturity date of the Notes;

(2) if the Indebtedness, Disqualified Stock or preferred stock being Refinanced is contractually subordinated or otherwise junior in right of payment to the Notes, such Indebtedness, Disqualified Stock or preferred stock is contractually subordinated or otherwise junior in right of payment to, the Notes, on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness, Disqualified Stock or preferred stock being Refinanced at the time of the Refinancing; and

(3) such Indebtedness or Disqualified Stock is incurred or issued by the Company or such Indebtedness, Disqualified Stock or preferred stock is incurred or issued by the Restricted Subsidiary that is the obligor on the Indebtedness being Refinanced or the issuer of the Disqualified Stock or preferred stock being Refinanced; provided that, a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company or a Guarantor, regardless of whether such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being Refinanced.

“Permitted Tax Distributions” means for any calendar year or portion thereof during which the Company (or, prior to the Issue Date, the entities that will become Subsidiaries of the Company on the Issue Date) is a pass-through entity for U.S. federal income tax purposes, payments and distributions to the members or partners of the Company, on or prior to each estimated tax payment date as well as each other applicable due date, in an amount not to exceed the product of (i) the total aggregate taxable income of the Company and its Subsidiaries which is allocable to its members or partners as a result of the operations or activities of the Company and its Subsidiaries during the relevant period, multiplied by (ii) the highest combined marginal federal, state and local income tax rates applicable to any member or partner of the Company (or, if any of them are themselves a pass-through entity for U.S. federal income tax purposes, their members or partners).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Place of Payment,” when used with respect to the Notes, means the place or places where the principal of and any premium and interest on the Notes are payable as specified in Section 1002 of this Indenture.

“PPL Energy Supply” means PPL Energy Supply, LLC, a Delaware limited liability company, and its successors.

“PPL Energy Supply Debt Securities” means the 5.40% senior notes due 2014, the 6.50% senior notes due 2018, the 4.60% senior notes due 2021, the 5.70% REset Put Notes due 2035 and the 6.00% senior notes due 2036, in each case, of PPL Energy Supply, and any refinancings thereof by PPL Energy Supply.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 307 of this Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Purchase Date” has the meaning set forth in Section 1015 of this Indenture.

“QIB” means any “qualified institutional buyer” as such term is defined in Rule 144A.

“Qualified Public Offering” means an underwritten primary public offering of the common stock of the Company or any Person that owns, directly or indirectly, 100% of the issued and outstanding Capital Stock of the Company (provided the net proceeds thereof are received by the Company) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, in each case whether alone or in conjunction with a secondary public offering, other than, in any case, public offerings with respect of common stock registered on Form S-4 or Form S-8.

“Rating Agency” means each of S&P and Moody’s, or if (and only if) S&P or Moody’s or both shall not issue a publicly available rating on the Notes, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Raven BargeCo Agreements” means, collectively,

(a) the Marine Transportation Services Agreement between Raven Power BargeCo LLC and Raven Power Fort Smallwood LLC, dated as of November 30, 2012, as amended,

(b) the Shoreside Services Agreement between Raven Power BargeCo LLC and Raven Power Group LLC, dated as of November 30, 2012, as amended, and

(c) any amendment to the agreements referenced in clauses (a) and (b) of this definition and each agreement between Raven Power BargeCo LLC and any Subsidiary of the Company that, in each case, is entered into pursuant to Section 2.07(e) of the Transaction Agreement or to amend or waive any change of control provisions contained therein.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose as contemplated by Section 308 of this Indenture.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning set forth in Section 201 of this Indenture.

“Regulation S Notes” has the meaning set forth in Section 201 of this Indenture.

“Related Business” means any business which is the same as or related, ancillary or complementary to, or which constitutes a reasonable extension, development or expansion of, any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date.

“Related Party” means, with respect to any Person:

(1) any controlling stockholder, controlling member, general partner, Subsidiary, or spouse, descendent or immediate family member (in the case of an individual), of such Person;

(2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1); or

(3) any executor, administrator, trustee, manager, director, officer or other similar fiduciary of any Person referred to in the immediately preceding clauses (1) and (2), acting solely in such capacity.

“Related Taxes” means:

(1) any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes (other than (x) Taxes measured by income and (y)

withholding imposed on payments made by any Parent), required to be paid (provided such Taxes are in fact paid) by any Parent by virtue of its:

(x) being organized or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Company or any of the Company’s Subsidiaries);

(y) being a holding company parent, directly or indirectly, of the Company or any of the Company’s Subsidiaries;

(z) receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Company or any of the Company’s Subsidiaries; or having made any payment with respect to any of the items for which the Company is permitted to make payments to any Parent pursuant to Section 1012 of this Indenture; or

(2) if and for so long as the Company is a member of a group filing a consolidated or combined tax return with any Parent, any Taxes measured by income for which such Parent is liable up to an amount not to exceed with respect to such Taxes the amount of any such Taxes that the Company or its Subsidiaries would have been required to pay on a separate company basis or on a consolidated basis if the Company and its Subsidiaries had paid Taxes on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Company and its Subsidiaries.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor division or unit of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Indenture.

“Restricted Global Note” has the meaning set forth in Section 305(d) of this Indenture.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Notes” means Initial Notes and Additional Notes bearing one of the restrictive legends described in Section 202 of this Indenture.

“Restricted Notes Legend” means the legends set forth in Section 202(1) of this Indenture.

“Restricted Payment” has the meaning set forth in Section 1012 of this Indenture.

“Restricted Period” has the meaning set forth in Section 201 of this Indenture.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Reversion Date” has the meaning set forth in Section 1019 of this Indenture.

“RJS Transition Services Agreement” means any transition services agreement entered into by Topaz Power Management, LP for purposes of providing services to or for the benefit of the Company and/or any of its Subsidiaries in accordance with the terms of the Transaction Agreement.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Note” has the meaning set forth in Section 201 of this Indenture.

“Rule 144A Notes” has the meaning set forth in Section 201 of this Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, Inc.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” and “Security Registrar” have the respective meanings set forth in Section 306 of this Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X under the Securities Act, as such regulation is in effect on the Issue Date.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 308 of this Indenture.

“Sponsor” means Riverstone Holdings LLC.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of its issue date, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Step-Down Date” has the meaning set forth in Section 301 of this Indenture.

“Subordinated Debt” means Indebtedness of the Company or a Guarantor that is contractually subordinated in right of payment (by its terms or the terms of any document or instrument relating thereto), to the Notes or the Guarantee of such Guarantor, as applicable.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“Temporary Regulation S Global Note” has the meaning set forth in Section 201 of this Indenture.

“Total Assets” means the total assets of the Company and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company or such other Person as may be expressly stated, as the case may be.

“Transaction Agreement” means the Transaction Agreement dated as of June 9, 2014 among PPL Corporation, Talen Energy Holdings, Inc., Talen Energy Corporation, PPL Energy Supply, LLC, Talen

Energy Merger Sub, Inc., C/R Energy Jade, LLC, Sapphire Power Holdings LLC and Raven Power Holdings LLC, including the Separation Agreement referred to therein and any ancillary documents, in each case as amended.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Notes shall mean the Trustee with respect to the Notes.

“Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Unrestricted Global Note” has the meaning set forth in Section 305(d) of this Indenture.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company in the manner provided by Section 1018 of this Indenture); and

(2) any Subsidiary of an Unrestricted Subsidiary.

“Vice President,” when used with respect to the Company, a Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

(2) the then-outstanding principal amount of such Indebtedness.

Section 102.    Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take or refrain from taking any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required hereunder. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an Officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include,

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.    Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.    Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed (either physically or by means of a facsimile or an electronic transmission; provided that, such electronic transmission is transmitted through the facilities of a Depositary) by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company and, if applicable, the Guarantors, if made in the manner provided in this Section 104.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership, principal amount and serial numbers of Notes held by any Holder, and the date of commencement of such Holder’s holding of same, shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder shall bind every future Holder and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company or, if applicable, the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided or permitted by this Indenture to be given, made or taken by Holders; provided that the Company may not set a record date for, and this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that, no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 106 of this Indenture.

The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any Notice of Default, (2) any declaration of acceleration referred to in Section 502 of this Indenture, (3) any request to institute proceedings referred to in Section 507(2) of this Indenture, or (4) any direction referred to in Section 512 of this Indenture. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that, no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder in the manner set forth in Section 106 of this Indenture.

With respect to any record date set pursuant to this Section 104, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that, no such change shall be effective unless notice of the proposed new Expiration Date is given to each other party hereto in writing, and to each Holder in the manner set forth in Section 106 of this Indenture, on or prior to the existing Expiration Date. If an

Expiration Date is not designated with respect to any record date set pursuant to this Section 104, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to the Notes may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 105.    Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company or by any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing in the English language to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust; Administration/RJS Power Holdings LLC, or

(2) the Company or the Guarantors by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing in the English language and mailed, first-class postage prepaid, addressed to the Company at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company or the Guarantors.

The Trustee may rely upon and comply with instructions and directions sent by email, facsimile and other similar unsecured electronic methods (“Electronic Methods”). The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give such instructions or directions. Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company, the Holders or the Guarantors as a result of such reliance upon or compliance with such instructions or directions given by Electronic Methods; provided, however, that such losses have not arisen from negligence or willful misconduct of the Trustee, it being understood that the failure of the Trustee to verify or confirm that the person delivering the unsecured facsimile or email transmission in which the instructions or direction, are contained is, in fact, authorized to deliver such unsecured facsimile or email transmission does not constitute negligence or willful misconduct.

Section 106.    Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing in the English language and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. If notice is mailed to Holders in the manner provided in this Section 106, it is duly given, whether or not the addressee receives it. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

When the Notes are not Global Notes, in case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding anything in this Indenture to the contrary, notices with respect to Global Notes shall be sufficient if given in accordance with the rules and procedures of the Depositary.

Section 107.    Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 108.    Successors and Assigns.

All covenants and agreements in this Indenture by the Company, the Guarantors or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 109.    Severability Clause.

In case any provision in this Indenture (including the Guarantees) or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 110.    Benefits of Indenture.

Nothing in this Indenture (including the Guarantees) or the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 111.    Governing Law.

This Indenture, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

Section 112.    Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, purchase date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes (other than a provision of any Note which specifically states that such provision shall apply in lieu of this Section 112)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or purchase date, or at the Stated Maturity and no interest shall accrue on account of such delay.

Section 113.    No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 114.    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 115.    U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they shall provide the Trustee with such information within their possession or control as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 116.    Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 117.    Submission to Jurisdictions; Waiver of Immunities; Waiver of Jury Trial.

By the execution and delivery of this Indenture, the Company and each Guarantor (i) irrevocably submits to the non-exclusive jurisdiction of any federal or New York state court located in the Borough of Manhattan in the City of New York, and any appellate court from any thereof, in any suit or proceeding arising out of or relating to the Notes, the Guarantees or the Indenture, and (ii) agrees that service of process upon the Company (mailed or delivered to the Company in accordance with Section 106 of this Indenture, attention: General Counsel, at its principal office at 2901 Via Fortuna Drive, Building 6, Suite 650, Austin, TX 78746), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Note or Guarantees, as applicable, to the fullest extent permitted by law.

The Company and each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto. The Company and each Guarantor irrevocably waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action, suit or proceeding in any such court.

The Company and the Guarantors agree that final judgment in any such action, suit or proceeding brought in any such court shall be conclusive and binding upon the Company or the Guarantors, as the case may be, and may be enforced in any court to the jurisdiction of which the Company or the Guarantors, as the case may be, are subject by a suit upon such judgment.

EACH PARTY HERETO, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE, THE NOTES OR THE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.

Section 118.    Counterpart Originals.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

ARTICLE TWO

NOTE FORMS

Section 201.    Forms Generally.

The Notes and the Trustee’s certificate of authentication shall be in substantially the respective forms set forth in Annex A hereto, and the notations of Guarantee shall be in substantially the form set forth in Annex B hereto. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Notes as evidenced by their execution thereof.

Notwithstanding anything to the contrary contained herein, the Company may not issue any Additional Notes, unless such issuance is in compliance with Section 1011 of this Indenture.

With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate the following information:

(A) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(B) the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue; and

(C) whether such Additional Notes shall be Restricted Notes.

In authenticating and delivering Additional Notes, the Trustee shall be provided with and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officers’ Certificate required by Section 102 of this Indenture, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Additional Notes.

The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of this Indenture; provided that, Additional Notes shall not be issued with the same CUSIP or ISIN, as applicable, as existing Notes unless such Additional Notes are fungible with the existing Notes for U.S. federal income tax purposes and otherwise. Holders of the Initial Notes and the Additional Notes shall vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

The Initial Notes are being offered and sold by the Company pursuant to a purchase agreement, dated July 2, 2014, among the Company, the initial Guarantor and J.P. Morgan Securities LLC, as representative of the initial purchasers specified therein. The Initial Notes and any Additional Notes (if issued as Restricted Notes) (the “Additional Restricted Notes”) shall be resold initially only to (A) QIBs in reliance on Rule 144A and (B) Non-U.S. Persons in reliance on Regulation S. Such Initial Notes and Additional Restricted Notes may thereafter be transferred to, among others, QIBs in reliance on Rule 144A and purchasers in reliance on Regulation S, in each case in accordance with the procedure described herein. Additional Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more purchase agreements in accordance with applicable law.

Initial Notes and Additional Restricted Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global Note substantially in the form of Annex A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 202 of this Indenture (the “Rule 144A Global Note”), deposited with, or on behalf of, the Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Security Registrar, as custodian for the Depositary or its nominee, as hereinafter provided.

Initial Notes and any Additional Restricted Notes offered and sold outside the United States of America in reliance on Regulation S (the “Regulation S Notes”) shall be initially issued in the form of a temporary global Note substantially in the form of Annex A, including appropriate legends as set forth in Section 202 of this Indenture (the “Temporary Regulation S Global Note”), deposited with, or on behalf of, the Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Within a reasonable period after the termination of the Restricted Period (defined below) and upon the certifications substantially in the form of Annex F, beneficial interests in the Temporary Regulation S Global Note may be exchanged for beneficial interests in a permanent global Note substantially in the form of Annex A, including appropriate legends as set forth in such Section 202 of this Indenture (the, “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, each a “Regulation S Global Note”) deposited with, or on behalf of, the Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Simultaneously with the authentication of the Permanent Regulation S Global Note, the Trustee shall cancel the Temporary Regulation S Global Note. The Temporary Regulation S Global Note and the Permanent Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Temporary Regulation S Global Note and the Permanent Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Security Registrar, as custodian for the Depositary or its nominee, as hereinafter provided. Prior to the 40th day after the Issue Date (such period through and including such 40th day, the “Restricted Period”), interests in the Temporary Regulation S Global Note may only be transferred to Non-U.S. persons pursuant to Regulation S and to QIBs under Rule 144A in a Global Note in accordance with the transfer and certification requirements described herein.

Investors may hold their interests in the Regulation S Global Note through organizations other than Euroclear or Clearstream that are participants in the Depositary’s system or directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. If such interests are held through Euroclear or Clearstream, Euroclear and Clearstream shall hold such interests in the applicable Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, shall hold such interests in the applicable Regulation S Global Note in customers’ securities accounts in the depositaries’ names on the books of the Depositary.

To the extent CUSIP or ISIN numbers are issued pursuant to Section 312 of this Indenture, the Rule 144A Global Note and the Temporary Regulation S Global Note shall each be issued with separate CUSIP or ISIN numbers, as applicable.

The Company shall execute and the Trustee shall, in accordance with this Section 201, authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Notes Custodian for the Depositary.

The Definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Section 202.    Form of Legends for Notes.

(1) Unless and until (a) an Initial Note or an Additional Note is sold under an effective registration statement or (b) the Trustee receives an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the Securities Act, every Note authenticated and delivered under this Indenture shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR

(7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM $250,000 PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND SHALL BE REMOVED UPON THE WRITTEN REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF TEMPORARY REGULATION S GLOBAL NOTES: THIS SECURITY IS A TEMPORARY GLOBAL NOTE. BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.] [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

(2) Each Global Note, whether or not an Initial Note, shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(3) All Notes authenticated and delivered under this Indenture shall bear a legend in substantially the following form:

THIS NOTE IS TREATED AS A “CONTINGENT PAYMENT DEBT INSTRUMENT” SUBJECT TO THE PROVISIONS OF U.S. TREASURY REGULATION SECTION 1.1275-4 (THE “CONTINGENT DEBT REGULATIONS”), AND ALL INTEREST PAYABLE UNDER THE NOTE IS TREATED AS ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. BY PURCHASING A NOTE, THE HOLDER AGREES TO TREAT THE NOTE FOR U.S. FEDERAL INCOME TAX PURPOSES AS INDEBTEDNESS SUBJECT TO THE CONTINGENT DEBT REGULATIONS AND TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. FOR U.S. FEDERAL INCOME TAX PURPOSES, THE HOLDER MUST USE THE COMPARABLE

YIELD AND THE SCHEDULE OF PROJECTED PAYMENTS IN DETERMINING OID ACCRUALS, AND THE ADJUSTMENTS THERETO IN RESPECT OF THE NOTE. THE HOLDER MAY OBTAIN INFORMATION REGARDING THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE SUBMITTING A WRITTEN REQUEST FOR IT TO THE COMPANY AT 2901 VIA FORTUNA DRIVE, BUILDING 6, SUITE 650, AUSTIN, TX 78746.

Section 203.    Book-Entry Provisions.

(i) This Section 203 shall apply only to Global Notes.

(1) Each Global Note initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to DTC or to the Notes Custodian for DTC and (z) bear legends as set forth in Section 202 of this Indenture. Transfers of a Global Note (but not a beneficial interest therein) shall be limited to transfers thereof in whole, but not in part, to DTC, its successors or its respective nominees (except as set forth in Section 204 of this Indenture).

(2) Interests of beneficial owners in a Global Note may be transferred in accordance with Section 305 of this Indenture and the rules and procedures of the Depositary. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Notes Custodian shall (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, shall, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, shall thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(3) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Notes Custodian as the custodian of DTC or under such Global Note, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(4) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 204 of this Indenture, such Global Note shall be deemed to be surrendered to the Security Registrar for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. At such time all beneficial interests in Global Notes have been redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 310 of this Indenture.

The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (i) the Holder of such Global Note (or its agent) or (ii) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

Section 204.    Definitive Notes.

Except as provided in this Section 204, owners of beneficial interests in Global Notes shall not be entitled to receive Definitive Notes. Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (A) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice, (B) the Company in their sole discretion executes and delivers to the Trustee and Security Registrar an Officer’s Certificate stating that such Global Note shall be so exchangeable; provided Regulation S Global Notes may not be exchanged prior to (1) the expiration of the Restricted Period and (2) the receipt of certifications required under Regulation S) or (C) a Default or an Event of Default has occurred and is continuing and the Trustee and the Security Registrar has received a written request from DTC. In the event of the occurrence of any of the events specified in clause (A), (B) or (C) of the preceding sentence, the Company shall promptly make available to the Trustee or the Authenticating Agent a reasonable supply of Definitive Notes.

(1) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to clause (2) of this Section 204 shall, except as otherwise provided by Section 305(c) of this Indenture, bear the applicable legend regarding transfer restrictions applicable to the Global Note set forth such Section 202.

(2) If a Definitive Note is transferred or exchanged for a beneficial interest in a Global Note, the Security Registrar shall (x) cancel such Definitive Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Company shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

(3) If a Definitive Note is transferred or exchanged for another Definitive Note, (x) the Security Registrar shall cancel the Definitive Note being transferred or exchanged, (y) the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more new Definitive Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Definitive Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Definitive Note, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, one or more Definitive Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Definitive Notes, registered in the name of the Holder thereof.

(4) Notwithstanding anything to the contrary in this Indenture, in no event shall a Definitive Note be delivered upon exchange or transfer of a beneficial interest in the Regulation S Global Note prior to (x) the end of the Restricted Period and (y) the receipt of certifications required under Regulation S.

ARTICLE THREE

THE NOTES

Section 301.    Title and Terms.

The Notes shall be entitled the “5.125% Senior Notes due 2019.” The Trustee shall authenticate the Notes to be authenticated and delivered under this Indenture on the Issue Date in an aggregate amount equal to $1,250,000,000, upon delivery of a Company Order. The Trustee shall authenticate Additional Notes thereafter from time to time in unlimited amount for original issue upon receipt of a Company Order (subject to compliance by the Company with Sections 201 and 1011 of this Indenture). Any such Company Order shall also specify the date on which the original issue of Notes is to be authenticated and, in relation to any Additional Notes, it shall also specify the principal amount thereof to be issued and shall certify that such issuance is not prohibited by such Section 1011.

The Notes shall mature on July 15, 2019. Interest on the Notes shall accrue (i) until the first Interest Payment Date following delivery by the Company to the Trustee of an Officers’ Certificate certifying that a Merger Ratings Event has occurred (such interest payment date, the “Step-Down Date”) at the rate of 5.125% per annum, and (ii) from and after the Step-Down Date, at the rate of 4.625% per annum, and shall be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2015. Interest on the Notes shall accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid or duly provided for.

The Notes shall be redeemable as provided in Article Eleven and Annex A of this Indenture and subject to Defeasance and Covenant Defeasance as provided in Article Thirteen. The Notes shall have such other terms as are indicated in Annex A.

Section 302.    Denominations.

The Notes shall be issuable only in fully registered form without coupons and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 303.    Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Company by an Officer thereof. The signature of any such Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture and as provided in Section 301 of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Annex A, signed manually in the name of the Trustee by an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 310 of this Indenture, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 304.    Temporary Notes.

Pending the preparation of Definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Company shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more Definitive Notes of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 305.    Transfer and Exchange.

(a) Transfers of Rule 144A Notes. The following provisions shall apply with respect to any proposed registration of transfer of a Rule 144A Note prior to the date which is one year after the later of the date of its original issue, the original issue date of the issuance of any Additional Notes and the last date on which the Company or any Affiliate of the Company was the owner of such Notes (or any predecessor thereto):

(1) a registration of transfer of a Rule 144A Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; provided that no such written representation or other written certification shall be required in connection with the transfer of a beneficial interest in the Rule 144A Global Note to a transferee in the form of a beneficial interest in that Rule 144A Global Note in accordance with this Indenture and the applicable procedures of DTC.

(2) a registration of transfer of a Rule 144A Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Company and the Security Registrar or its agent of an assignment substantially in the form set forth in Annex A from the proposed transferee and the delivery of an Opinion of Counsel, certification in the form of Annex D hereto and/or other information satisfactory to the Company.

(b) Transfers of Regulation S Notes. The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

(1) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(2) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Company and the Security Registrar or its agent of an assignment substantially in the form set forth in Annex A hereof from the proposed transferee and receipt by the Security Registrar or its agent of an Opinion of Counsel, certification in the form of Annex E hereto and/or other information satisfactory to the Company.

After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring any additional certification.

(c) Restricted Notes Legends. Upon the transfer, exchange or replacement of Notes not bearing Restricted Notes Legends, the Security Registrar shall deliver Notes that do not bear such Restricted Notes Legends. Upon the transfer, exchange or replacement of Notes bearing Restricted Notes Legends, the Security Registrar shall deliver only Notes that bear Restricted Notes Legends unless (a) Initial Notes are being exchanged for Notes that do not bear a Restricted Notes Legend in accordance with paragraph (d) of this Section 305 or (b) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Security Registrar to the effect that the applicable legend nor the related restrictions on transfer are required in order to maintain compliance with the Securities Act. Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legends.

(d) Automatic Exchange from Global Note Bearing Restricted Notes Legend to Global Note Not Bearing Restricted Notes Legend. Upon the Company’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note bearing the Restricted Notes Legend (a “Restricted Global Note”) may be automatically exchanged into beneficial interests in a Global Note not bearing the Restricted Notes Legend (an “Unrestricted Global Note”) without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (1) with respect to the Notes issued on the Issue Date, the Issue Date (if no Additional Notes have been issued with the same CUSIP or ISIN numbers as the Notes issued on the Issue Date) or (2) with respect to Additional Notes, if any (or with respect to Notes issued on the Issue Date if Additional Notes were issued with the same CUSIP number), the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Company’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Company may, at its option, (i) provide written notice to DTC and the Trustee and Security Registrar at least fifteen calendar days prior to the Automatic Exchange Date, instructing DTC to exchange all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note, which the Company shall have previously otherwise made eligible for exchange with DTC, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least fifteen calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (y) the “CUSIP” or “ISIN” number of the Restricted Global Note from which such Holder’s beneficial interests shall be transferred and (z) the “CUSIP” or “ISIN” number of the Unrestricted Global Note into which such Holder’s beneficial interests shall be transferred, and (iii) on or prior to the Automatic Exchange Date, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Company and a Company Order requesting the Trustee to authenticate, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged into such Unrestricted Global Notes. At the Company’s written request on no less than five Business Days’ notice prior to the Automatic Exchange Notice Date, the Trustee shall deliver, in the Company’s names and at their expense, the Automatic Exchange Notice to each Holder at such Holder’s address appearing in the register of Holders; provided that the Company has delivered to the Trustee the information required to be included in such Automatic Exchange Notice.

Notwithstanding anything to the contrary in this Section 305(d), during the fifteen calendar day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 305(d) shall be permitted without the prior written consent of the Company. Upon such exchange of beneficial interests pursuant to this Section 305(d), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Notes Custodian, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be cancelled following the Automatic Exchange.

(e) Retention of Written Communications. The Security Registrar shall retain in accordance with its normal trust procedures and the requirements of law copies of all letters, notices and other written communications received pursuant to Section 201 or Section 204 of this Indenture or this Section 305. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during normal business hours upon the giving of reasonable prior written notice to the Security Registrar.

(f) No Obligation of the Company and the Trustee. (1) None of the Company, the Guarantors, the Trustee nor the Security Registrar shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Company, the Guarantors and the Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

Neither the Trustee nor the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee, the Security Registrar nor any of their respective agents shall have any responsibility for any actions taken or not taken by DTC.

Section 306.    Registration of Transfer and Exchange; Paying Agent

The Company shall cause to be kept at the office or agency of the Company in a Place of Payment a register (the register maintained in such office or agency being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed (i) “Security Registrar” for the purpose of registering Notes and transfers of Notes as herein provided and (ii) “Paying Agent” for purposes of accepting Notes presented for payment, and its Corporate Trust Office is the initial office or agency where the Securities Register shall be maintained. Without prior notice to the Holders, but upon written notice to such Security Registrar or Paying Agent and to the Trustee, the Company may at any time replace such Security Registrar or Paying Agent, change such office or agency, or act as its own Security Registrar or Paying Agent; provided, however, that there shall be only one Security Register. The Company shall give prompt written notice to the Trustee of any change of the Security Registrar or of the location of such office or agency.

The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Security Registrar or a co-registrar with a request to register a transfer, the Security Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Security Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Security Registrar shall make the exchange as requested if the same requirements are met.

Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the person in whose name a Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, including without limitation the transfer or exchange of such Note, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

Upon surrender for registration of transfer of any Note at the office of the Security Registrar, the Company shall execute and the Trustee shall authenticate and deliver, subject to the other terms and conditions of this Article, in the name of the designated transferee or transferees, one or more Definitive Notes or Global Notes at the Company’s and Security Registrar’s written request, of any authorized denominations and of like tenor and aggregate principal amount.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental taxes and fees that may be required by law or imposed by this Indenture in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1010, 1015 or 1108 of this Indenture not involving any transfer.

If the Notes are to be redeemed in part, the Company shall not be required (1) to register the transfer of or exchange any Notes during a period of 15 days before a selection of Notes for redemption under this Indenture, or (2) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 307.    Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Note and (2) such security or indemnity as may be required by each of them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 307, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 307 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

This Section 307 is exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 308.    Payment of Interest; Interest Rights Preserved.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Holder in whose name that Note (or one or more Predecessor Notes) is registered on the Regular Record Date for such interest. Interest on overdue principal, premium, if any, and interest shall accrue at the applicable interest rate on the Notes to the extent lawful. The Company shall make each interest payment to the Persons who are registered Holders on the January 1 and July 1 (whether or not a Business Day) immediately preceding the applicable Interest Payment Date (such date, the “Regular Record Date”). Interest on the Notes shall accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid or duly provided for. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) of this Section 308:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in the manner set forth in Section 106 of this Indenture, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so sent, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to this Section 308, each Note delivered under this Indenture upon registration of transfer of, or in exchange for or in lieu of, any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 309.    Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any premium and (subject to Section 308 of this Indenture) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Guarantors, the Trustee nor any of their respective agents shall be affected by notice to the contrary.

Section 310.    Cancellation.

All Notes surrendered for payment, redemption, purchase, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 310, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard provisions or as directed by a Company Order.

Section 311.    Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days lapsed during the period.

Section 312.    CUSIP or ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use, and in addition to the other identification numbers printed on the Notes), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such “CUSIP” or “ISIN” numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such “CUSIP” or “ISIN” numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 401.    Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, and the Trustee, at the expense of the Company upon Company Request, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(a) all Notes theretofore authenticated (other than (i) Notes which have been lost, stolen or destroyed and which have been replaced or paid as provided in Section 307 of this Indenture and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003 of this Indenture), have been delivered to the Trustee for cancellation; or

(b) all such Notes not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) shall become due and payable at their Stated Maturity within one year, or

(iii) shall become due and payable within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company or any Guarantor in the case of (i), (ii) or (iii) of subclause (b) of this Section 401(1), has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof in such amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Notes not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture, the Notes and the Guarantees, including all amounts payable to the Trustee;

(3) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at their Stated Maturity or on the Redemption Date, as the case may be; and

(4) the Company has delivered to the Trustee (i) an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (3) of this paragraph have been satisfied and (ii) an Opinion of Counsel, stating that all conditions precedent set forth in clause (3) of this paragraph have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture in respect of the Notes, the obligations of the Company and the Guarantors to the Holders under Sections 305 and 306 of this Indenture, the obligations of the Company and the Guarantors to the Trustee under Section 607 of this Indenture, the obligations of the Trustee to any Authenticating Agent under Section 614 of this Indenture and, if cash or U.S. dollar-denominated Government Securities shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 401, the obligations of the Trustee under Section 402 of this Indenture and the last paragraph of Section 1003 of this Indenture shall survive such satisfaction and discharge.

Section 402.    Application of Trust Money.

Subject to the last paragraph of Section 1003 of this Indenture, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 401 of this Indenture shall be held in trust and applied by it, in accordance with the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or its Restricted Subsidiary acting as the Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such cash and Government Securities (including the proceeds thereof) have been deposited with the Trustee.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 401 of this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to such Section 401; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

Section 501.    Events of Default.

An “Event of Default,” wherever used herein, means any one of the following events in relation to the Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment when due of the principal of, or premium, if any, on any Note;

(3) failure by the Company to comply with its obligations under Article Eight of this Indenture or to consummate a purchase of Notes when required pursuant to Section 1010 or Section 1015 of this Indenture;

(4) failure by the Company or any Restricted Subsidiary for 30 days after receipt of a written notice (specifying such failure, requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture) from the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes (which notice from Holders shall also be given by the Holders to the Trustee) to comply with Section 1011 or Section 1012 of this Indenture or to comply with Section 1010 or Section 1015 of this Indenture to the extent not described in clause (3) of this Section 501;

(5) failure by the Company or any Restricted Subsidiary for 60 days after receipt of a written notice (specifying such failure, requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture) from the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes (which notice from Holders shall also be given by the Holders to the Trustee) to comply with any of the other agreements in this Indenture or the Notes;

(6) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35.0 million or more;

(7) failure by the Company or any Significant Subsidiary or group of the Company’s Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $35.0 million (net of any amounts covered by a reputable and creditworthy insurance company that has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted by this Indenture, (A) the Guarantee of Intermediate Holdco or (B) any Guarantee of a Guarantor that is Significant Subsidiary or group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, is held in a judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any such Guarantor, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Guarantee;

(9) the Company or Intermediate Holdco or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(a) commences a voluntary case;

(b) consents to the entry of an order for relief against it in an involuntary case;

(c) makes a general assignment for the benefit of its creditors; or

(d) generally is not paying its debts as they become due; or

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Company or Intermediate Holdco or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case;

(b) appoints a Custodian of the Company or Intermediate Holdco or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or Intermediate Holdco or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(c) orders the liquidation of the Company or Intermediate Holdco or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days.

From and after the occurrence of the Merger Event, this Section 501 shall no longer apply.

Section 502.    Acceleration of Maturity; Rescission and Annulment.

In the case of an Event of Default specified in Section 501(9) or 501(10) of this Indenture, a declaration of acceleration shall be deemed to occur and all Outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare all of the Notes to be due and payable immediately by notice in writing to the Company (which notice from Holders shall also be given by the Holders to the Trustee) specifying the respective Event of Default and stating that such notice is a “Notice of Acceleration” under this Indenture. Upon any such declaration, the Notes shall become due and payable immediately.

At any time after such a declaration of acceleration with respect to the Notes has been made, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may, on behalf of all of the Holders, rescind and annul such declaration and its consequences if

(1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(2) the Company has paid or deposited with the Trustee a sum sufficient to pay

(a) all overdue interest on all the Notes,

(b) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes,

(c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor in such Notes, and

(d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(3) all Events of Default with respect to the Notes, other than the non-payment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 of this Indenture.

Notwithstanding the foregoing, if an Event of Default specified in Section 501(6) of this Indenture shall have occurred and be continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded and annulled if (1)(a) the Indebtedness that is the subject of such Event of Default has been repaid or (b) the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, in each case, within 30 days after the declaration of acceleration with respect thereto, and (2) any other existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived as provided in Section 513 of this Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

From and after the occurrence of the Merger Event, this Section 502 shall no longer apply.

Section 503.    Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid or enforce the performance of any provision of the Notes or this Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Guarantors or the Company or any other obligor upon the Notes (and collect in the manner provided by law out of the property of the Guarantors or the Company or any other obligor upon the Notes wherever situated the moneys adjudged or decreed to be payable).

Section 504.    Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company, the Guarantors or any other obligor upon the Notes, or the property or creditors of the Company, the Guarantors or such other obligor, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 of this Indenture.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 505.    Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 506.    Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607 of this Indenture;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and any premium and interest, respectively; and

THIRD: The remainder, if any, shall be paid to the Guarantors or the Company, as applicable, or as a court of competent jurisdiction shall direct in a final, non-appealable order or other writing.

Section 507.    Limitation on Suits.

Subject to Section 508 of this Indenture, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made a written request to the Trustee to pursue the remedy;

(3) such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of such notice, request and offer of security or indemnity; and

(5) the Holders of at least a majority in aggregate principal amount of the Outstanding Notes have not waived such Event of Default or otherwise given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 508.    Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 308 of this Indenture) interest on such Notes when due, and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509.    Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 307 of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512.    Control by Holders.

Subject to Section 603(4) of this Indenture, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided that

(1) the Trustee may refuse to follow any direction that conflicts with any rule of law or with this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder not joining in the giving of such direction or that would involve the Trustee in personal liability or expense for which the Trustee has not been offered an indemnity or security satisfactory to it, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction received from Holders.

Section 513.    Waiver of Past Defaults.

The Holders of at least a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences or compliance with any covenant or provision hereof, except a default

(1) in the payment of the principal of or any premium or interest on the Notes (other than amounts that have become due solely because of an acceleration that has been rescinded), or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver with respect to a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514.    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, including reasonable attorneys’ fees and expenses, and may assess costs against any such party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant; provided that this Section 514 shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, the Trustee, a suit by a Holder pursuant to Section 508 of this Indenture or a suit by Holders of more than 10% in principal amount of the Outstanding Notes.

Section 515.    Waiver of Usury, Stay or Extension Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 601.    Certain Duties and Responsibilities.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture or the Notes, as the case may be. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Notes, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of clause (b) of this Section 601;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer;

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 512 of this Indenture; and

(4) no provision of this Indenture or the Notes shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 601 of this Indenture.

The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 602.    Notice of Defaults.

Within 90 days after the occurrence of any Default with respect to the Notes and is deemed to be known to the Trustee, the Trustee shall send to all Holders, as their names and addresses appear in the Security Register, notice of such Default, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or any premium or interest with respect to any Note, the Trustee may withhold from Holders notice of any continuing Default or Event of Default if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and, provided further, that (1) in the case of any Default of the character specified in Section 501(4) of this Indenture, no such notice to Holders shall be given until at least 30 days after the occurrence thereof, and (2) in the case of any Default of the character specified in Section 501(5) of this Indenture, no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

Section 603.    Certain Rights of Trustee.

Subject to Section 601 of this Indenture:

(1) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(2) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(3) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(4) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(5) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(6) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(7) the Trustee may request that the Company and, if applicable, the Guarantors deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(8) the Trustee shall not be deemed to have notice or be charged with actual or constructive knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event that is in fact such a Default or Event of Default at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(9) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(10) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act under this Indenture;

(11) in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action;

(12) delivery of information, reports or certificates or any annual reports, information, documents and other reports to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates); and

(13) the permissive rights of the Trustee to perform any discretionary act enumerated in this Indenture shall not be treated as a duty.

Section 604.    Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 605.    May Hold Notes.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 608 and 613 of this Indenture, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606.    Money Held in Trust.

Money and Government Securities held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 607.    Compensation and Reimbursement; Payments to Trustee.

(1) The Company and the Guarantors agree jointly and severally

(a) to pay to the Trustee from time to time compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own gross negligence or willful misconduct; and

(c) to fully indemnify the Trustee and its directors, officers, employees and agents for, and to hold it harmless against, any loss, claim, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in paragraph (9) or (10) of Section 501 of this Indenture, such expenses and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

(2) The obligations of the Company and the Guarantors under this Section 607 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

(3) To secure the Company’s payment obligations in this Section 607, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(4) “Trustee” for purposes of this Section 607 shall include any predecessor Trustee; provided, however, that the negligence or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

(5) All amounts payable by the Company or any Guarantor to the Trustee in respect of (a) the principal, premium, if any and interest on the Notes or (b) any other amounts payable to the Trustee hereunder, including pursuant to this Section 607, shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Section 608.    Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, the Trustee shall either eliminate such conflict within 90 days or resign.

Section 609.    Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Notes. Each Trustee shall be a Person that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 609, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Notes shall cease to be eligible in accordance with this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610.    Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611 of this Indenture.

The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 of this Indenture shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Trustee may be removed at any time by Act of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee required by Section 611 of this Indenture shall not have been delivered to the Trustee within 30 days after the delivery of such Act, the removed Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

If at any time:

(1) the Trustee shall fail to comply with Section 608 of this Indenture after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2) the Trustee shall cease to be eligible under Section 609 of this Indenture and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (a) the Company by a Board Resolution may remove the Trustee, or (b) subject to Section 514 of this Indenture, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall within 60 days appoint a successor Trustee with respect to the Notes and shall comply with the applicable requirements of Section 611 of this Indenture. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of such Section 611, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by such Section 611, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated and subject to Section 514 of this Indenture, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106 of this Indenture. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 611.    Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due and owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

Upon request of any such successor Trustee, the Company and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first paragraph of this Section 611.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612.    Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 613.    Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company or any other obligor upon the Notes, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or any such other obligation.

Section 614.    Appointment of Authenticating Agent.

The Trustee or the Company may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306 of this Indenture, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 614, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with this Section 614, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 614.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided that, such corporation shall be otherwise eligible under this Section 614, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee or the Company may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with this Section 614, the Trustee or the Company may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 of this Indenture to all Holders with respect to which such Authenticating Agent shall serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under this Section 614.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 614.

If an appointment is made pursuant to this Section 614, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the 5.125% Senior Notes due 2019 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
As Authenticating Agent

Dated:

Section 615.    Confidentiality.

The Trustee shall maintain the confidentiality of all Confidential Information in accordance with its internal procedures; provided that, the Trustee may deliver or disclose Confidential Information to: (i) the Trustee’s directors, trustees, officers, auditors, employees, agents, attorneys, professional advisors and affiliates to the extent such disclosure is reasonably required for the administration of this Indenture; (ii) any Holder of the Notes; (iii) any Person of the type that would be, to the Trustee’s knowledge, permitted to acquire Notes; (iv) any Federal or state or other regulatory, governmental or judicial authority having jurisdiction over the Trustee; or (v) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to the Trustee, (B) in response to any subpoena or other legal process, (C) in connection with any litigation to which the Trustee is a party or (D) if an Event of Default has occurred and is continuing, to the extent the Trustee may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes or this Indenture; provided that, (A) in the case of clause (i) of this paragraph, any such Person agrees to keep such informational confidential on the same terms as are set forth in this Section 615 and (B) in the case of clauses (ii) and (iii) of this paragraph, such Person shall be deemed by accepting such information or by accepting the Notes to have agreed to keep such information confidential; and, provided further, in the case of clauses (iv) and (v)(A), (B) and (C) of this paragraph, (i) the Trustee shall provide the Company prompt notice so that the Company may, at its own expense, seek a protective order or other appropriate remedy and (ii) the Trustee shall disclose only such portion of the Confidential Information that it reasonably believes is required under the circumstances.

Notwithstanding the foregoing, the Trustee (and each of its respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the U.S. federal, state and local income tax treatment of the Company and the transactions contemplated by this Indenture and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such U.S. federal, state and local income tax treatment. The Trustee shall initially make such disclosure by directing any such Person to the tax sections of the Offering Memorandum.

For the purposes of this Section 615, “Confidential Information” means information delivered to the Trustee by or on behalf of the Company in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture, including without limitation the reports and other information furnished by the Company in accordance with Section 1006 of this Indenture; provided that such term does not include information that: (i) was publicly known or otherwise known to the Trustee prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee; (iii) otherwise is known or becomes known to the Trustee other than through disclosure by the Company; or (iv) is allowed to be treated as non-confidential by written consent of the Company.

The confidentiality provisions of this Section 615 shall terminate and be of no further force and effect upon the earlier of (i) the date no Notes are Outstanding under this Indenture and (ii) the date the Company files a registration statement under the Securities Act or the Exchange Act and is required to file information and reports with the SEC.

Section 616.    Certain U.S. Tax Matters.

Notwithstanding anything to the contrary contained in this Indenture, the Company and any Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

The Company, the Trustee and the Paying Agent shall cooperate with each other and shall provide each other with reasonable access to, and copies of, documents or information necessary for each of the Company, the Trustee and the Paying Agent to comply with any withholding tax or tax information reporting obligations imposed on any of them, including any obligations imposed pursuant to an agreement with a governmental authority.

ARTICLE SEVEN

HOLDERS’ LISTS

Section 701.    Company to Furnish Trustee Names and Addresses of Holders.

If at any time the Trustee is not the Security Registrar, the Company shall furnish or cause to be furnished to the Trustee:

(1) semi-annually, not later than one Business Day before each Interest Payment Date for the Notes in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the preceding Regular Record Date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Section 702.    Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 of this Indenture and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in such Section 701 upon receipt of a new list so furnished.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.    Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not (i) consolidate or merge with or into another Person (regardless of whether the Company is the surviving Person); or (ii) directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1) either: (a) the Company is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction or transactions, no Default or Event of Default exists;

(4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, would (on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period) either:

(a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1011 of this Indenture; or

(b) have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries immediately before such transaction; and

(5) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with this Article ;

provided that, clauses (3) and (4) of this paragraph shall not apply to the Merger Event or any of the transactions contemplated by the Transaction Agreement.

For purposes of this Section 801, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

The surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the predecessor Company shall be discharged and released from all obligations under this Indenture and the Notes; provided, however, that the Company shall not be released from the obligation to pay the principal of, premium, if any, and interest on the Notes in the case of a lease of all or substantially all of the Company’s properties or assets in a transaction that is subject to, and that complies with, this Section 801.

Notwithstanding the restrictions described in clauses (3) and (4) of this Section 801, (i) any Restricted Subsidiary may consolidate or merge with or into or dispose of all or part of its properties or assets to the Company, (ii) any Restricted Subsidiary may consolidate or merge with or into or dispose of all or part of its properties or assets to another Restricted Subsidiary and (iii) the Company may consolidate or merge with a newly incorporated or organized Affiliate solely for the purposes of reincorporating or reorganizing the Company in another U.S. jurisdiction or changing its organizational form.

From and after the occurrence of the Merger Event, this Section 801 shall no longer apply.

Section 802.    Successor Substituted.

Upon any consolidation, merger or combination or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with, Section 801 of this Indenture, the successor Person formed by such consolidation or into or with which the Company is merged or combined or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for the Company (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and the predecessor Company shall be discharged and released from all obligations under this Indenture and the Notes; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes in the case of a lease of all or substantially all of the Company’s properties or assets in a transaction that is subject to, and that complies with, such Section 801.

From and after the occurrence of the Merger Event, this Section 802 shall no longer apply.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901.    Supplemental Indentures Without Consent of Holders.

Without the consent of any Holder, the Company, the Guarantors (if any) and the Trustee may amend or supplement this Indenture or the Notes or the Guarantees to:

(1) cure any ambiguity, omission, mistake or defect or to correct or supplement any provision herein that may be inconsistent with any other provision herein;

(2) evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and, to the extent applicable, to the Notes;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes;

(4) add a Guarantee and cause any Person to become a Guarantor or otherwise provide a guarantee with respect to the Notes, and/or to evidence the succession of another Person to a Guarantor, and the assumption by any such successor of the Guarantee of such Guarantor herein or to release a Guarantor in compliance with this Indenture;

(5) secure the Notes or the Guarantees;

(6) add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company shall consider to be appropriate for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as set forth herein; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of at least a majority in aggregate principal amount of the Notes to waive such an Event of Default;

(7) make any change to any provision of this Indenture that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights or interests of any such Holder;

(8) provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture on the date of this Indenture;

(9) add any additional Defaults or Events of Default in respect of the Notes;

(10) evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611 of this Indenture;

(11) conform the text of this Indenture (and/or any supplemental indenture), Notes or the Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum pursuant to which the Notes were offered to the extent that such description was intended to be a verbatim recitation of a provision of this Indenture (and/or any supplemental indenture), the Notes or Guarantees as determined by an Officer of the Company;

(12) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes or, if incurred in compliance with this Indenture, Additional Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities laws and regulations and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(13) modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute subsequently enacted, and to add to this Indenture such other provisions as may be expressly required under the Trust Indenture Act.

Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 903 of this Indenture, the Trustee shall join with the Company and any Guarantor in the execution of any such supplemental indenture, and is authorized to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage, charge or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise.

Section 902.    Supplemental Indentures with Consent of Holders.

The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or any Guarantee with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Section 508 and Section 513 of this Indenture, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes or any Guarantee may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Upon the request of the Company, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 903 of this Indenture, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

The consent of the Holders is not necessary under this Section 902 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 902 becomes effective, the Company shall send to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of the applicable amendment, supplement or waiver.

Without the consent of each Holder affected thereby, an amendment, supplement or waiver under this Section 902 may not:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof (it being understood that any purchase or repurchase of Notes in connection with an Asset Sale Offer or a Change of Control Offer shall not be deemed a redemption of Notes), or reduce the amount of the principal that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of this Indenture, or change the coin or currency in which, any Note or any premium (other than any premium payable upon a purchase or repurchase of Notes in connection with a Change of Control) or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date therefor);

(2) reduce the percentage in aggregate principal amount of the Outstanding Notes, the consent of whose Holders is required for any such amendment, supplement or waiver;

(3) modify any of the provisions of Section 508 or Section 513 of this Indenture, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Holder of each Outstanding Note affected thereby;

(4) waive a redemption payment with respect to any Note; provided, however, that any purchase or repurchase of Notes shall not be deemed a redemption of the Notes;

(5) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture (as supplemented by any supplemental indenture); or

(6) make any change in the foregoing amendment and waiver provisions of this Indenture.

Section 903.    Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and each including the statements required to be included in such certificate and opinion as set forth in Section 102 of this Indenture.

Section 904.    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.    Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such new Notes may be authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 906.    Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

ARTICLE TEN

COVENANTS

Section 1001.    Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of the Notes that it shall duly and punctually pay the principal of and any premium and interest on the Notes in accordance with the terms of the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if a Paying Agent, if other than the Company or a Restricted Subsidiary, holds as of 11:00 a.m., New York City time, on the due date money deposited in U.S. dollars by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company shall pay interest (including post-petition interest in any proceeding under any applicable Bankruptcy Law) on overdue principal and premium, if any, at the interest rate specified in the Notes to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any applicable Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 1002.    Maintenance of Office or Agency.

The Company shall maintain, in the United States, an office or agency where Notes may be presented or surrendered for payment, and it shall maintain an office or agency in the United States where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Company hereby initially appoints The Bank of New York Mellon at its corporate trust office in the City of New York, which, at the date hereof, is located at 101 Barclay Street, 7E, New York, New York 10286, Attn: Corporate Trust; Administration/RJS Power Holdings LLC, as the Company’s office or agency where the Notes may be presented or surrendered for payment.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 1003.    Money for Notes Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or any premium or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it shall, prior to 11:00 a.m., New York City time, on each due date of the principal of or any premium or interest on the Notes, deposit with a Paying Agent a sum in U.S. dollars in immediately available funds sufficient to pay such amount, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to this Section 1003, that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such assets have been distributed to it by the Company or other obligors on the Notes), shall notify the Trustee in writing of any default by the Company or any Guarantor in making any such payment and shall during the continuance of any default by the Company or any other obligor upon the Notes in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on the Notes and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall, subject to relevant escheat laws, be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Notes shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that, if there are then outstanding any Notes not in global form, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City and State of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 1004.    Annual Compliance Certificate; Statement by Officers as to Default.

The Company shall deliver to the Trustee within 150 days after the end of each fiscal year of the Company (which currently ends on December 31) ending after the Issue Date an Officers’ Certificate signed by the principal executive officer, the principal accounting officer or the principal financial officer of the Company, stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and the Guarantors has performed its obligations under this Indenture, and further stating whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

The Company shall, so long as any Note is Outstanding, deliver to the Trustee within 30 calendar days after becoming aware of the occurrence of any Default or Event of Default, written notice (which need not be an Officers’ Certificate) setting forth the details of such Default or Event of Default, and what action the Company is taking or proposing to take with respect thereto.

Section 1005.    Existence.

Subject to Article Eight or, following the Merger Event, Section 1608 of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

Section 1006.    Reports.

So long as any Notes are Outstanding, the Company shall furnish to the Trustee:

(1) within 120 days (135 days in the case of the first two fiscal years ending after the Issue Date) after the end of each fiscal year ending after the Issue Date, an annual report of the Company containing substantially all of the financial information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Company had been a non-accelerated filer under the Exchange Act (but only to the extent similar information was included in the Offering Memorandum), including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) audited financial statements prepared in accordance with GAAP and (C) a report on the annual financial statements by the Company’s certified independent accountants;

(2) within 60 days (75 days in the case of the first three fiscal quarters ending after the Issue Date) after the end of each of the first three fiscal quarters of each fiscal year beginning with the fiscal quarter ended June 30, 2014, quarterly reports of the Company containing substantially all of the financial information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Company had been a non-accelerated filer under the Exchange Act (but only to the extent similar information was included in the Offering Memorandum), including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (B) unaudited quarterly financial statements prepared in accordance with GAAP; and

(3) within ten Business Days after the occurrence of the relevant event requiring disclosure, all Current Reports that would be required to be filed with the SEC on Form 8-K pursuant to Items 1.01 (Entry into a Material Definitive Agreement), 1.02 (Termination of a Material Definitive Agreement), 1.03 (Bankruptcy or Receivership), 2.01 (Completion of Acquisition or Disposition of Assets), 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), 4.01 (Changes in Registrant’s Certifying Accountant), 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review) or 5.01 (Changes in Control of Registrant) if the Company were required to file such reports; provided, however, that no such current report shall be required to be furnished if the Company determines in its good-faith judgment that such event is not material to Holders or the business, assets, operations, financial positions or prospects of the Company and the Restricted Subsidiaries, taken as a whole; provided that, any such information or reports (if any) in this paragraph filed with the EDGAR system of the SEC (or any successor system) shall be deemed to be furnished to the Trustee;

provided further, that such reports referenced in clauses (1), (2) and (3) of this Section 1006 (A) shall not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 302 of Regulation S-K or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (B) shall not be required to contain (i) the separate financial information for Guarantors or Subsidiaries the shares of which are pledged to secure the Notes or any Guarantee or any non-consolidating entity that would be required by Rule 3-10, Rule 3-16 or Rule 3-09 of Regulation S-X, respectively, promulgated by the SEC, and (ii) the condensed consolidating audited financial information footnote contemplated by Rule 3-10 of Regulation S-X, and (C) shall not be required to include any exhibits.

At any time that any of the Subsidiaries of the Company are Unrestricted Subsidiaries, if such Unrestricted Subsidiaries, individually or taken together, would constitute a Significant Subsidiary, then the quarterly and annual reports required by the first paragraph of this Section 1006 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

So long as any Notes are Outstanding, the Company shall also:

(1) maintain a website or online data room (which may be password protected) to which Holders, prospective investors, broker-dealers and securities analysts are given access and to which all of the reports and press releases required by this Section 1006 are posted;

(2) within 10 Business Days after furnishing to the Trustee the annual and quarterly reports required by clauses (1) and (2) of the first paragraph of this Section 1006, hold a conference call (which may be password protected) to discuss such reports and the results of operations for the relevant reporting period; and

(3) post an announcement to the website described in clause (1) of this paragraph, no fewer than three Business Days prior to the date of the conference call required to be held in accordance with this paragraph, of the time and date of such conference call and either including all information necessary to access the call or directing Holders, prospective investors, broker-dealers and securities analysts to contact the appropriate person at the Company to obtain such information.

In addition, to the extent not satisfied by the foregoing, the Company shall furnish to Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

In the event that any Parent of the Company becomes a guarantor of the Notes, this Indenture shall permit the Company to satisfy its obligations in this Section 1006 with respect to financial information relating to the Company by furnishing financial information relating to such Parent; provided that, the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent, on the one hand, and the information relating to the Company and the Restricted Subsidiaries on a standalone basis, on the other hand.

Delivery of the reports and documents described in this Section 1006 to the Trustee is for informational purposes only, and the Trustee’s receipt of such reports and documents shall not constitute notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

The Company shall provide the reports and other documents required by this Section 1006 to the Trustee by facsimile, email or mail (first class postage prepaid) to the Corporate Trust Office.

From and after the occurrence of the Merger Event, this Section 1006 shall no longer apply.

Section 1007.    Payment of Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any material taxes, assessments, and governmental levies except such as are contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the ability of the Company to make payments when due on the Notes.

Section 1008.    [Reserved].

Section 1009.    [Reserved].

Section 1010.    Repurchase of Notes Upon a Change of Control.

If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Section 1010. In the Change of Control Offer, the Company shall offer a payment in cash (the “Change of Control Payment”) equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to but excluding the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. Not later than 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes under Section 5 of the Notes, the Company shall send a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 1010 and that all Notes tendered shall be accepted for payment;

(2) the purchase price and the Change of Control Payment Date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent;

(3) that any Note not tendered shall continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer the Notes by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 1010, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1010 by virtue of such compliance.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent shall promptly pay (to the extent funded by the Company) to each Holder properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of the Depositary), and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that, each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note so accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date unless the Company defaults in making the Change of Control Payment.

The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Notwithstanding anything to the contrary in this Section 1010, the Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the price, at the times and otherwise in compliance with the requirements set forth in this Section 1010 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer, (2) notice of redemption has been given pursuant to Section 5 of the Notes unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any publicly announced Change of Control, the Company or a third party has made any offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of the Alternate Offer.

A Change of Control Offer may be made in advance of a Change of Control and conditioned upon the occurrence of such Change of Control if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. Notes repurchased by the Company pursuant to a Change of Control Offer shall have the status of Notes issued but not Outstanding or shall be retired and cancelled, at the Company’s option. Notes purchased by a third party pursuant to the sixth paragraph of this Section 1010 shall have the status of Notes issued and Outstanding.

In the event that Holders of at least 90% of the aggregate principal amount of the Outstanding Notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer or Alternate Offer, in lieu of the Company, as described in the sixth paragraph of this Section 1010) purchases all of the Notes held by such Holders, the Company shall have the right, upon not less than 30 nor more than 60 days’ prior notice to the Holders (with a copy to the Trustee), given not more than 30 days following a Change of Control Payment Date, to redeem all, but not less than all, of the Notes that remain Outstanding at a Redemption Price equal to the Change of Control Payment or the price specified in the Alternate Offer, as applicable, plus, to the extent not included in the Change of Control Payment or the payment to be made with respect to the Alternate Offer, accrued and unpaid interest, if any, on the Notes that remain Outstanding, to but excluding the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

From and after the occurrence of the Merger Event, this Section 1010 shall no longer apply.

Section 1011.    Incurrence of Indebtedness and Issuance of Preferred Stock.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”; with “incurrence” having a correlative meaning) any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock, and Guarantors may incur Indebtedness (including Acquired Debt) and issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

Notwithstanding the foregoing, the preceding paragraph of this Section 1011 shall not prohibit the incurrence or issuance of any of the following items of Indebtedness, Disqualified Stock or preferred stock (collectively, “Permitted Debt”):

(1) the incurrence by the Company or any Restricted Subsidiary of Indebtedness under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the sum of (a) $150.0 million and (b) 7.5% of the Total Assets of the Company, determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom;

(2) the incurrence by the Company or any Restricted Subsidiary of Existing Indebtedness;

(3) the incurrence by the Company of Indebtedness represented by the Notes to be issued on the Issue Date and any Guarantees of the Notes;

(4) the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations or Attributable Debt, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, improvement, deployment, refurbishment or modification of property, plant or equipment or furniture, fixtures and equipment, in each case, used in the business of the Company or any Restricted Subsidiary, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $50.0 million and (b) 2.5% of the Total Assets of the Company, determined as of the date of the incurrence of such Indebtedness;

(5) the incurrence or issuance by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness (other than intercompany Indebtedness) or Disqualified Stock of the Company, or Indebtedness (other than intercompany Indebtedness) or preferred stock of any Restricted Subsidiary, in each case that was permitted by this Indenture to be incurred or issued under the first paragraph of this Section 1011 or clause (2), (3), (4), (10) or (15) of this paragraph or this clause (5);

(6) the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that, (a) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes, in the case of the Company, or the Guarantee, in the case of a Guarantor; and (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any Restricted Subsidiary to the Company or to any Restricted Subsidiary of any preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary,

shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence of obligations of the Company or any Restricted Subsidiary pursuant to Hedging Obligations, in each case entered into for non-speculative purposes;

(9) the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 1011; provided that, if such Restricted Subsidiary is not a Guarantor, the Indebtedness guaranteed could have been incurred by a Restricted Subsidiary that is not a Guarantor; provided further that, if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the incurrence by the Company or any Guarantor of Permitted Acquisition Indebtedness or the Incurrence by the Company or any Restricted Subsidiary of Permitted Acquisition Indebtedness that is Acquired Debt;

(11) the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12) the incurrence by the Company or any Restricted Subsidiary of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and its Restricted Subsidiaries;

(13) the incurrence by the Company or any Restricted Subsidiary of Indebtedness constituting reimbursement obligations with respect to letters of credit; provided that, upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(14) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (A) in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, bankers’ acceptances, performance, completion and surety and appeal bonds and completion guarantees and similar obligations in the ordinary course of business, (B) in respect of performance bonds, bank guarantees or similar obligations for or in connection with pledges, deposits or payments made or given in relation to such performance bonds, bank guarantees or similar instruments in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, and (C) arising from guarantees to suppliers, lessors, licensees, contractors, franchises or customer obligations (other than Indebtedness) incurred in the ordinary course of business; and

(15) the incurrence by the Company or any Restricted Subsidiary of Indebtedness or the issuance of Disqualified Stock by the Company or preferred stock of a Restricted Subsidiary in an aggregate principal amount (or liquidation preference in the case of Disqualified Stock or preferred stock) that, when taken together with all other Indebtedness (or Disqualified Stock or preferred stock, as applicable) of the Company and its Restricted Subsidiaries outstanding on the date of such incurrence and incurred pursuant to this clause (15), including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (15), does not exceed the greater of (a) $150.0 million and (b) 7.5% of the Total Assets of the Company, determined as of the date of the incurrence of such Indebtedness, Disqualified Stock or preferred stock, as applicable, after giving pro forma effect to such incurrence and the application of the proceeds therefrom.

For purposes of determining compliance with this Section 1011, (a) in the event that an item of proposed Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) of the second paragraph of this Section 1011, or is entitled to be incurred or issued pursuant to the first paragraph of this Section 1011, the Company shall be permitted to divide and classify such item, in whole or in part, on the date of its incurrence or issuance, or later divide and reclassify all or a portion of such item, in any manner that complies with this Section 1011 and (b) all Indebtedness outstanding on the Issue Date or committed to on or prior to the Issue Date when borrowed, in each case, under the Credit Agreement shall be deemed incurred on the Issue Date under clause (1) of the second paragraph of this Section 1011 and may not be reclassified at any time. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, fluctuations in the termination value of Hedging Obligations and the payment of dividends on Disqualified Stock or preferred stock in the form of additional Disqualified Stock or preferred stock of the same class shall be deemed not to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 1011. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount or liquidation preference thereof, in the case of any other Indebtedness. If obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (1) of the second paragraph of this Section 1011 and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included.

From and after the occurrence of the Merger Event, this Section 1011 shall no longer apply.

Section 1012. Restricted Payments.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests (including any payment by the Company or any Restricted Subsidiary in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or any Restricted Subsidiary);

(2) purchase, redeem or otherwise acquire or retire for value (including any such purchase, redemption, acquisition or retirement made in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect Parent of the Company held by Persons other than the Company or a Restricted Subsidiary;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt except a payment of interest or principal at the Stated Maturity thereof (excluding (a) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries or (b) the purchase or other acquisition of Subordinated Debt acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase or other acquisition); or

(4) make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above in this paragraph being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1011 of this Indenture; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (14), (15), (16), (17) and (18) of the next succeeding paragraph of this Section 1012), is equal to or less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on July 1, 2014 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of, without duplication, (i)(A) the aggregate net cash proceeds and (B) the Fair Market Value of (x) marketable securities (other than marketable securities of the Company or an

Affiliate of the Company), (y) Capital Stock of a Person (other than the Company or an Affiliate of the Company) engaged primarily in any Related Business and (z) other assets used or useful in any Related Business, in each case received by the Company or a Restricted Subsidiary since the Issue Date as a contribution to the Company’s common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company since the Issue Date that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), (ii) with respect to Indebtedness that is incurred on or after the Issue Date, the amount by which such Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet upon the conversion or exchange after the Issue Date of any such Indebtedness into or for Equity Interests of the Company (other than Disqualified Stock) (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the net cash proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding net cash proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees), and (iii) the aggregate net cash proceeds, if any, received by the Company or any Restricted Subsidiary upon any conversion or exchange described in clause (i) or (ii) of this paragraph; plus

(c) with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the Issue Date, an amount equal to the sum, without duplication, of (i) the net reduction in such Restricted Investments in any Person resulting from (A) repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary, (B) other repurchases, repayments or redemptions of such Restricted Investments, (C) the sale of any such Restricted Investment to a purchaser other than the Company or a Subsidiary of the Company or (D) the release of any guarantee (except to the extent any amounts are paid under such Guarantee) that constituted a Restricted Investment plus (ii) with respect to any Unrestricted Subsidiary designated as such after the Issue Date that is redesignated as a Restricted Subsidiary after the Issue Date, or has been merged or consolidated with or into, or transfers or conveys its assets substantially as an entirety to the Company or a Restricted Subsidiary in each case after the Issue Date, the lesser of (A) the Fair Market Value of the Company’s Investment in such Subsidiary held by the Company or any Restricted Subsidiary at the time of such redesignation, combination or transfer and (B) the aggregate amount of Investments made by the Company or any Restricted Subsidiary in such Subsidiary upon or after designation of such Subsidiary as an Unrestricted Subsidiary and prior to the redesignation of such Subsidiary as a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Restricted Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

(d) 100% of any dividends received by the Company or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary (other than to the extent such Investment constituted a Permitted Investment and only up to the Fair Market Value of such Investment as of the date it was first made), to the extent such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

The preceding paragraph of this Section 1012 shall not prohibit:

(1) the payment of any dividend or distribution or the consummation of an irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of notice of the redemption if, at the date of declaration or notice, such dividend or distribution or redemption would have complied with the provisions of this Indenture (assuming in the case of a redemption payment, the giving of such notice would have been deemed a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock and other than Equity Interests issued or sold to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or from the substantially concurrent contribution of common equity capital to the Company; provided that, the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (3)(b) of the immediately preceding paragraph of this Section 1012 and clause (6)(b) of this paragraph of this Section 1012;

(3) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (including the payment of any required premium and any fees and expenses incurred in connection with such purchase, redemption, defeasance or other acquisition or retirement) with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) repurchases or other acquisitions for value of Equity Interests deemed to occur upon the vesting, exercise or exchange of restricted stock awards or stock options, warrants or other convertible securities or phantom stock, if such Equity Interests represent a portion or all of the purchase, exercise or exchange price thereof or made in lieu of withholding taxes in connection with any such vesting, exercise or exchange;

(5) payments to fund the purchase, redemption or other acquisition or retirement for value by the Company of fractional Equity Interests arising out of stock dividends, splits or combinations, business combinations or other transactions permitted by this Indenture;

(6) as long as no Default has occurred and is continuing or would be caused thereby, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any of the Company’s (or any Restricted Subsidiary’s) current or former directors, officers, employees or consultants (or their transferees, estates or beneficiaries under their estates) or distributions to any Permitted Holder for purposes of repurchasing or redeeming participation interests or Equity Interests held by any current or former employee or other Person who provides or provided services to the Company or any of its Restricted Subsidiaries, including current or former employees of, or current or former service providers to, Topaz Power Management, LP (or the transferees, estates or beneficiaries under the estates of any of the foregoing); provided that, the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests or other interests may not exceed the sum of:

(a) $5.0 million in any fiscal year, with unused amounts in any fiscal year to be carried over to succeeding fiscal years; plus

(b) the aggregate amount of cash proceeds received by the Company from the sale of the Company’s Equity Interests (other than Disqualified Stock) to any such directors, officers, employees or consultants that occurs after the Issue Date; provided that, the amount of such cash proceeds utilized for any such purchase, redemption or other acquisition or retirement shall be excluded from clause (3)(b) of the immediately preceding paragraph of this Section 1012 and clause (2) of this paragraph; plus

(c) the cash proceeds of key man life insurance policies received by the Company and any Restricted Subsidiary after the Issue Date;

(7) as long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any class or series of preferred stock of any

Restricted Subsidiary issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1011 of this Indenture;

(8) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of Equity Interests (other than Disqualified Stock) of such Restricted Subsidiary; provided that, such dividend or similar distribution is paid to all holders of such Equity Interests on a pro rata basis (or on a basis more favorable to the Company and its Restricted Subsidiaries) based on their respective holdings of such Equity Interests;

(9) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Debt or Disqualified Stock (i) at a purchase price not greater than 101% of (a) the principal amount of such Subordinated Debt, plus accrued interest, or (b) in the case of Disqualified Stock, the liquidation value, plus accrued dividends, in each case, in the event of a Change of Control or (ii) at a purchase price not greater than 100% of (a) the principal amount of such Subordinated Debt, plus accrued interest, or (b) in the case of Disqualified Stock, the liquidation value, plus accrued dividends, in each case, in the event of an Asset Sale in connection with any change of control offer or asset sale offer required by the terms of such Subordinated Debt or Disqualified Stock, but only if:

(a) in the case of a Change of Control, the Company has first complied or is simultaneously complying with and fully satisfied its obligations under Section 1010 of this Indenture; or

(b) in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations under Section 1015 of this Indenture;

(10) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of the assets of the Company that complies with Article Eight of this Indenture;

(11) Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the Issue Date;

(12) as long as no Default has occurred and is continuing or would be caused thereby, payment of (and related expense reimbursement arrangements between or among the Company and its Subsidiaries in respect of) management and advisory fees to the Sponsor or its Affiliates or Related Parties in an amount not to exceed $2.0 million per fiscal year;

(13) as long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of dividends on the Company’s common stock (or the payment of dividends to any Parent of the Company to allow it to pay dividends on such entity’s common stock) of up to 6% per annum of the net cash proceeds received by or contributed to the Company in or from a Qualified Public Offering of such common stock of the Company or any Parent of the Company;

(14) dividends, loans, advances or distributions to any Parent or other payments by the Company or any Restricted Subsidiary in amounts equal to (without duplication):

(a) the amounts required for any Parent to pay any Parent Expenses or any Related Taxes; or

(b) amounts constituting or to be used for purposes of making payments to the extent specified in clauses (1), (4), (7) and (8) of the second paragraph under Section 1016 of this Indenture;

(15) Permitted Tax Distributions;

(16) any payments for costs or services pursuant to the terms of the agreements or arrangements described in clauses (9) or (14) of the second paragraph under Section 1016 of this Indenture;

(17) dividends or other distributions described under “Summary—Our business—Formation transactions” in the Offering Memorandum;

(18) other Restricted Payments since the Issue Date in an aggregate amount at any time outstanding not to exceed $125.0 million; and

(19) any additional Restricted Payments so long as, immediately after giving pro forma effect to the making of such Restricted Payment, the Company’s Consolidated Leverage Ratio is no greater than 2.5 to 1.00; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under this clause (19), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment (without giving effect to any changes in Fair Market Value thereafter), except that the Fair Market Value of any non-cash dividend made within 60 days after the date of declaration shall be determined as of such date. The Fair Market Value of any cash Restricted Payment shall be its face amount, and the Fair Market Value of any non-cash Restricted Payment shall be determined in accordance with the definition of that term.

For purposes of determining compliance with this Section 1012, in the event that a Restricted Payment (or payment or other transaction that, except for being a Permitted Investment, would constitute a Restricted Payment) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (19) of the second paragraph of this Section 1012, or is permitted pursuant to the first paragraph of this Section 1012 or is a Permitted Investment, the Company shall be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or other such transaction (or portion thereof) on the date made or later reclassify such Restricted Payment or other such transaction (or portion thereof) in any manner that complies with this Section 1012.

From and after the occurrence of the Merger Event, this Section 1012 shall no longer apply.

Section 1013.    Limitation on Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or permit to exist any Lien (the “Initial Lien”), other than Permitted Liens, upon any of its property or assets (including Capital Stock and Indebtedness of any Subsidiaries of the Company and including any income or profits from such property or assets), whether owned on the Issue Date or thereafter acquired, which Lien secures any Indebtedness of the Company or a Guarantor, unless:

(1) in the case of Liens securing Subordinated Debt of the Company or a Guarantor, the Notes or Guarantee, as applicable, are secured by a Lien on such property or assets on a senior basis to the Subordinated Debt so secured with the same priority as the Notes or such Guarantee, as applicable, has to such Subordinated Debt until such time as such Subordinated Debt is no longer so secured by a Lien; and

(2) in the case of Liens securing other Indebtedness of the Company or a Guarantor, the Notes or Guarantees, as applicable, are secured by a Lien on such property or assets on an equal and ratable basis with the other Indebtedness so secured until such time as such other Indebtedness is no longer so secured by a Lien.

Any Lien securing the Notes or Guarantees created pursuant to the preceding paragraph of this Section 1013 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the unconditional release and discharge of the Initial Lien.

From and after the occurrence of the Merger Event, this Section 1013 shall no longer apply.

Section 1014.    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiary, or pay any Indebtedness owed to the Company or any Restricted Subsidiary;

(2) make loans or advances to the Company or any Restricted Subsidiary; or

(3) sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary.

However, the preceding restrictions in the first paragraph of this Section 1014 shall not apply to encumbrances or restrictions existing under, by reason of or with respect to:

(1) the Credit Agreement, any Existing Indebtedness, Capital Stock or any other agreements or instruments, in each case in effect on the Issue Date and any amendments, restatements, modifications, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that, the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, refundings, replacements or refinancings are, in the reasonable good faith judgment of an Officer of the Company, not materially more restrictive, taken as a whole, than those contained in the applicable agreements or instruments as in effect on the Issue Date;

(2) this Indenture, the Notes and the Guarantees;

(3) any applicable law, rule, regulation, order, approval, permit or similar restriction, including any rule, policy or requirements of an independent system operator or regional transmission organization;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, restatements, modifications, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that, the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, refundings, replacements or refinancings are, in the reasonable good faith judgment of an Officer of the Company, not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5) customary non-assignment provisions in contracts, leases, licenses and sublicenses (including licenses of intellectual property) of the Company or any Restricted Subsidiary;

(6) any agreement for the sale or other disposition of the Equity Interests in, or all or substantially all of the properties or assets of, a Restricted Subsidiary, that restricts distributions or loans by the applicable Restricted Subsidiary pending the sale or other disposition;

(7) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not in the reasonable good-faith judgment of an Officer of the Company materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(8) Liens permitted to be incurred under Section 1013 of this Indenture that limit the right of the debtor to dispose of the assets subject to such Liens and the security documents relating thereto;

(9) the issuance of preferred stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided that, issuance of such preferred stock is permitted pursuant to Section 1011 of this Indenture and the terms of such preferred stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(10) other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 1011 of this Indenture; provided that, the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Company and its Restricted Subsidiaries, taken as a whole, in the reasonable good-faith judgment of an Officer of the Company, than the provisions contained in the Credit Agreement or any other agreement described in clause (1) of this paragraph as in effect on the Issue Date;

(11) Indebtedness incurred or Capital Stock issued by any Restricted Subsidiary; provided that, the restrictions contained in the agreements or instruments governing such Indebtedness or Capital Stock (a) apply only in the event of a payment default or a default with respect to a financial covenant in such agreement or instrument or (b) shall not materially affect the Company’s ability to pay all principal, interest and premium, if any, on the Notes, in the reasonable good-faith judgment of an Officer of the Company;

(12) Hedging Obligations permitted from time to time under this Indenture;

(13) restrictions on cash, Cash Equivalents or other deposits or net worth or similar requirements imposed by customers, suppliers and landlords or surety, insurance or bonding companies;

(14) any agreement or other instrument of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, in each case that is in existence at the time of such designation (but not created in contemplation of or in connection thereof);

(15) customary encumbrances and restrictions imposed on the transfer of, or in licenses related to, copyrights, patents or other intellectual property and contained in agreements entered into the ordinary course of business;

(16) Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments to the extent such encumbrance or restriction restricts the transfer of the property (including Capital Stock) subject to such Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments; and

(17) any encumbrances or restrictions contained in any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) of this paragraph; provided that, the encumbrances or restrictions in such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, in the reasonable good-faith judgment of an Officer of the Company, than the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

From and after the occurrence of the Merger Event, this Section 1014 shall no longer apply.

Section 1015.    Asset Sales.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the aggregate consideration received in respect of such Asset Sale by the Company and its Restricted Subsidiaries is in the form of cash or Cash Equivalents (or a combination thereof); provided that, for purposes of this provision, each of the following shall be deemed to be cash:

(a) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities, Subordinated Debt and any obligations in respect of preferred stock) that are assumed by the transferee of any such assets or Equity Interests pursuant to customary agreements (or other legal documentation with the same effect) that includes a full release of the Company or such Restricted Subsidiary from any and all liability therefor;

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after the date of the Asset Sale, to the extent of the cash received in that conversion; and

(c) any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed the greater of $75.0 million and 3.5% of Total Assets (measured at the time of receipt and without giving effect to subsequent changes in value).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply such Net Proceeds, at its option:

(1) to repay, prepay, redeem or purchase (w) Indebtedness and other Obligations under a secured Credit Facility, (x) any Indebtedness and other Obligations that were secured by the assets sold in such Asset Sale, (y) any Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Company or an Affiliate of the Company) or (z) other Indebtedness (other than Subordinated Debt and Indebtedness owed to the Company or an Affiliate of the Company) and Obligations with respect thereto;

(2) to invest in or acquire Additional Assets; or

(3) to make capital expenditures in respect of a Related Business of the Company or any Restricted Subsidiary or settle or satisfy Hedging Obligations;

provided that, the Company and its Restricted Subsidiaries shall be deemed to have complied with this paragraph if and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, the Company or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement to consummate any expenditure contemplated by clauses (2) or (3) of this paragraph of this Section 1015 with the good-faith expectation that such Net Proceeds shall be applied to satisfy such commitment within 180 days after the end of such 365-day period; provided further, that if such commitment is later cancelled or terminated before such Net Proceeds are applied or otherwise not applied within such 180-day period, then such Net Proceeds shall constitute Excess Proceeds as described in the following paragraph.

However, pending application or investment of such Net Proceeds as provided in clauses (1) through (3) of the immediately preceding paragraph, such Net Proceeds may be applied to temporarily reduce revolving credit Indebtedness or otherwise invested in any manner that is not prohibited by this Indenture. An amount equal to any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (1) through (3) of the immediately preceding paragraph within the time periods provided for in the immediately preceding paragraph shall constitute “Excess Proceeds.”

Within ten Business Days after the aggregate amount of Excess Proceeds exceeds $50.0 million, or earlier at the Company’s election, the Company shall make an offer (an “Asset Sale Offer”) to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price for the Notes in any Asset Sale Offer shall be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to but excluding the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company shall use the Excess Proceeds to purchase the Notes and such other pari passu Indebtedness on a pro rata basis based on the aggregate principal amount of Notes and such other pari passu Indebtedness tendered by the holders thereof. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, shall be governed by Article Eight and/or Section 1010 of this Indenture, as applicable, and not by this Section 1015.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 1015, or compliance with this Section 1015 would constitute a violation of any such laws or regulations, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1015 by virtue of such compliance.

In the event that, pursuant to this Section 1015, the Company is required to commence an Asset Sale Offer, it shall follow the procedures specified in this paragraph:

(1) The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Section 1015. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(2) If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(3) Upon the commencement of an Asset Sale Offer, the Company shall send a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a) that the Asset Sale Offer is being made pursuant to this Section 1015 and the length of time the Asset Sale Offer shall remain open;

(b) the Offer Amount, the purchase price and the Purchase Date;

(c) that any Note not tendered or accepted for payment shall continue to accrue interest;

(d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 and integral multiples of $1,000 in excess thereof only;

(f) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

(g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders or holders, as applicable, thereof exceeds the Offer Amount, the Company shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, shall be purchased); and

(i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

(3) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 1015. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

From and after the occurrence of the Merger Event, this Section 1015 shall no longer apply.

Section 1016.    Transactions with Affiliates.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate consideration to or from the Company or a Restricted Subsidiary in excess of $5.0 million, unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

(2) the Company delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million to or from the Company or a Restricted Subsidiary, an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 1016; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration to or from the Company or a Restricted Subsidiary in excess of $50.0 million, the Board of Directors, including a majority of the Disinterested Members of the Board of Directors, if any (or, if there is only one Disinterested Member, such Disinterested Member), have determined that the criteria set forth in clause (1) of this paragraph are satisfied with respect to such Affiliate Transaction(s) and have approved such Affiliate Transaction(s), as evidenced by a resolution of the Company’s Board of Directors delivered to the Trustee.

The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph of this Section 1016:

(1) any employment, consulting, severance, expense reimbursement, termination or similar agreement or arrangement, stock option or stock ownership plan, employee benefit plan, officer or director compensation or indemnification agreement, restricted stock agreement, severance agreement or other compensation plan or arrangement entered into by the Company or any Restricted Subsidiary in the ordinary course of business and payments, awards, grants or issuances of securities pursuant thereto;

(2) transactions between or among the Company and/or its Restricted Subsidiaries and the issuance of guarantees for the benefit of the Company or a Restricted Subsidiary;

(3) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

(4) fees and expenses and compensation paid to, and indemnification or insurance provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary or any Parent thereof;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to, or receipt of a capital contribution from, Affiliates of the Company or an officer, director or employee of the Company or any of its Restricted Subsidiaries;

(6) Restricted Payments that do not violate Section 1012 of this Indenture and any Permitted Investments;

(7) loans or advances to officers, directors and employees in the ordinary course of business or consistent with past practice;

(8) advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

(9) any agreement or arrangement, and the performance of obligations of the Company or any Restricted Subsidiary thereunder, to which the Company or any Restricted Subsidiary was a party on the Issue Date, including after giving effect to any assignment or assumptions of such agreements on their then current terms and conditions by the Company or any of its Affiliates, as these agreements or arrangements may be replaced, amended, modified or supplemented from time to time; provided, however, that any future replacement, amendment, modification or supplement entered into after the Issue Date shall be permitted to the extent it is on substantially similar economic terms and its terms do not otherwise materially and adversely affect the rights of any Holders (as determined in good faith by an Officer of the Company) as compared to the terms of the agreements in effect on the Issue Date;

(10)(a) guarantees of performance by the Company and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;

(11) transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or any Parent of the Company and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Restricted Subsidiary; provided, however, that such director abstains from voting as director of the Company or such Parent of the Company, as the case may be, on any matter involving such other Person;

(12) transactions with customers, clients, suppliers, or purchasers or sellers of assets or services, in each case, entered into in the ordinary course of business and otherwise in compliance with the terms of this Indenture; provided that, in the reasonable determination of the Board of Directors of the Company or an Officer of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company;

(13)(a) payments of Parent Expenses and Related Taxes and (b) payments of (and related expense reimbursement arrangements between or among the Company and its Subsidiaries in respect of) management or advisory fees to the Sponsor or its Affiliates or Related Parties in an amount not to exceed $2.0 million per fiscal year;

(14)(a) the Asset Management Agreements, (b) the Raven BargeCo Agreements and (c) the RJS Transition Services Agreement, including after giving effect to any assignments or assumptions of such agreements on their then current terms and conditions by the Company or any of its Affiliates, as such agreements may be amended, modified or supplemented from time to time; provided, however, that any such future amendment, modification or supplement entered into after the Issue Date shall be permitted to the extent it is on substantially similar economic terms and its terms do not otherwise materially and adversely affect the rights of any Holders (as determined in good faith by an Officer of the Company) as compared to the terms of the agreements in effect on the Issue Date;

(15) the termination of any agreements referred to in this paragraph in connection with and related to the consummation of the transactions contemplated by the Transaction Agreement; and

(16) transactions as to which the Company or any Restricted Subsidiary delivers to the Trustee a letter from a qualified investment banking, appraisal or accounting firm stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

From and after the occurrence of the Merger Event, this Section 1016 shall no longer apply.

Section 1017.    Future Guarantees.

The Company shall cause each Restricted Subsidiary (other than the Excluded Subsidiaries) that guarantees any Indebtedness of the Company in respect of borrowed money (including under Credit Facilities, which for the avoidance of doubt includes debt securities) to become a Guarantor by executing and delivering a supplemental indenture, substantially in the form provided for in Annex C of this Indenture, to the Trustee within 30 days of the date on which it provides such guarantee.

Each Guarantee shall be subject to the terms and limitations, including the release provisions, set forth in Article 15 of this Indenture.

From and after the occurrence of the Merger Event, this Section 1017 shall no longer apply.

Section 1018.    Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default and only if:

(1) such Subsidiary of the Company or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property or assets of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2) such designation and the Investment of the Company in such Subsidiary complies with Section 1012 of this Indenture; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries have not at the time of designation, and do not thereafter, create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary (other than Capital Stock in the Unrestricted Subsidiary).

If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 1012 of this Indenture or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a Board Resolution of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 1011 of this Indenture, or the Lien is not permitted under Section 1013 of this Indenture, the Company shall be in Default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and an incurrence of any Liens by a Restricted Subsidiary of any Liens on property or assets of such Unrestricted Subsidiary, and such designation shall only be permitted if (1)(A) such Indebtedness is permitted under Section 1011 of this Indenture, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (B) such Liens are permitted under Section 1013 of this Indenture; and (2) no Default or Event of Default would be in existence following such designation. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of a Board Resolution of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the preceding conditions.

From and after the occurrence of the Merger Event, this Section 1018 shall no longer apply.

Section 1019.    Suspension of Certain Covenants.

If (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then upon notice by the Company to the Trustee to the foregoing effect, the Company and the Restricted Subsidiaries shall not be subject to clause (4) of Section 801 and Sections 1011, 1012, 1014, 1015, 1016 and 1017 of this Indenture (collectively, the “Suspended Covenants”).

Upon the occurrence of a Covenant Suspension Event (the date of such occurrence, the “Suspension Date”), the amount of Excess Proceeds from Net Proceeds shall be set at zero under this Indenture. In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events under this

Indenture. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants, and none of the Company or any of its Restricted Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

On the Reversion Date, all Indebtedness incurred during the Suspension Period shall be classified to have been incurred or issued pursuant to clause (2) of the second paragraph of Section 1011 of this Indenture. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 1012 of this Indenture shall be made as though the covenant described under such Section 1012 had been in effect since the Issue Date and throughout the applicable Suspension Period. Accordingly, Restricted Payments made during a Suspension Period shall reduce the amount available to be made as Restricted Payments under the first paragraph of such Section 1012. No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period.

During the Suspension Period, any reference in the definition of “Permitted Liens” to Section 1011 of this Indenture or any provision thereof shall be construed as if such covenant were in effect during the Suspension Period.

For purposes of Section 1014 of this Indenture, on the Reversion Date, any contractual encumbrances or restrictions of the type specified in clauses (1), (2) or (3) of the first paragraph of such Section 1014 entered into during the Suspension Period shall be deemed to have been in effect on the Issue Date, so that they are permitted under clause (1) of the second paragraph of such Section 1014.

For purposes of the covenant described under Section 1012 of this Indenture, on the Reversion Date, any Restricted Investments made during the Suspension Period shall be deemed to have been in effect on the Issue Date, so that they are permitted under clause (15) of the definition of “Permitted Investment.”

For purposes of the covenant described under Section 1015 of this Indenture, on the Reversion Date, the unutilized Excess Proceeds amount shall be reset to zero.

For purposes of the covenant described under Section 1016 of this Indenture, any contract, agreement, loan, advance or guarantee or other transaction with or for the benefit of any Affiliate of the Company entered into during the Suspension Period shall be deemed to have been in effect as of the Issue Date for purposes of clause (9) of the second paragraph of such Section 1016.

The Company shall provide the Trustee with prompt written notice of any Covenant Suspension Event and any Reversion Date and the Trustee shall have no liability for any failure by (and in any case no later than 15 Business Days after a Suspension Date or Reversion Date) the Company to provide such notice.

From and after the occurrence of the Merger Event, this Section 1019 shall no longer apply.

ARTICLE ELEVEN

REDEMPTION OF NOTES

Section 1101.    Applicability of Article.

The Notes shall be redeemable at the election of the Company in accordance with their terms and in accordance with this Article.

Section 1102.    Election to Redeem; Notice to Trustee.

In case of any redemption of less than all Notes, the Company shall, at least five Business Days prior to the giving of notice of such redemption (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of the Redemption Date and of the principal amount of Notes to be redeemed. In the case of any redemption of Notes (1) prior to the expiration of any restriction on such redemption provided in the terms of the Notes or elsewhere in this Indenture or (2) pursuant to an election of the Company that is subject to a condition specified in the terms of the Notes or elsewhere in this Indenture, the Company shall furnish the Trustee, prior to giving notice of such redemption, with an Officers’ Certificate evidencing compliance with such restriction or condition. Any optional redemption may be cancelled by the Company at any time prior to notice of redemption being sent to any Holder and thereafter shall be null and void.

Section 1103.    Optional Redemption.

At its option, the Company may redeem the Notes, in whole or in part, in principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof, at any time or from time to time, at the applicable Redemption Prices determined as set forth in the form of Note attached as Annex A hereto, in accordance with the terms set forth in the Notes, and in accordance with this Article.

Section 1104.    Selection by Trustee of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, Notes for redemption shall be selected in accordance with the procedures of the Depositary or by such method as the Trustee shall deem appropriate; provided that if the Notes are represented by one or more Global Notes, interests in such Notes shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

No Notes in amounts of $2,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $2,000 and integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire Outstanding amount of Notes held by such Holder, even if less than $2,000 and/or a non-multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 1105.    Notice of Redemption.

Subject to the final paragraph of this Section 1105, at least 30 days but not more than 60 days before a Redemption Date, the Company shall send a notice of redemption to each Holder whose Notes are to be redeemed at its registered address; provided, however, that (notwithstanding the foregoing) notices of redemption may be sent more than 60 days prior to a Redemption Date if such notice is issued in connection with a Defeasance or Covenant Defeasance of the Notes or the satisfaction and discharge of this Indenture.

The notice shall identify the Notes to be redeemed (including the CUSIP or ISIN numbers) and shall state:

(1) the Redemption Date;

(2) the Redemption Price, or if not then ascertainable, the manner of calculation thereof;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note, and in the case of a Global Note, an appropriate notation shall be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and become due on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived;

(6) that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9) any conditions that must be satisfied prior to the Company becoming obligated to consummate such redemption.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee, at least five Business Days prior to sending of notice of the redemption (or such shorter period of time as may be acceptable to the Trustee), a Company Request that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Notwithstanding the preceding provisions of this Section 1105, notice of any redemption with the cash proceeds of one or more Equity Offerings may be given prior to the completion of the related Equity Offering, and in the case of a redemption upon a Change of Control, may be given prior to the Change of Control being consummated, and any such redemption or notice may at the Company’s discretion be subject to one or more conditions precedent, including but not limited to completion of the related Equity Offering.

Section 1106.    Deposit of Redemption Price.

Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 of this Indenture) an amount of money in U.S. dollars in immediately available funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

Section 1107.    Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, unless the redemption is subject to a condition specified in the notice of redemption that is not satisfied or waived, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Notes for redemption in accordance with said notice, such Notes shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant record dates according to their terms and Section 308 of this Indenture.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

ARTICLE TWELVE

[INTENTIONALLY DELETED]

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

Section 1301.    Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 1302 or Section 1303 of this Indenture applied to the Notes, upon compliance with the conditions set forth in this Article. Any such election shall be evidenced in a Board Resolution set forth in an Officers’ Certificate delivered to the Trustee.

Section 1302.    Defeasance and Discharge.

Upon the Company’s exercise of its option to have this Section 1302 applied to the Notes, the Company shall be deemed to have been discharged from its obligations with respect to such Notes as provided in this Section 1302 on and after the date the conditions set forth in Section 1304 of this Indenture are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following, which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due solely from the trust fund described in Section 1304 of this Indenture and as more fully set forth in such Section 1304; (2) the Company’s obligations with respect to such Notes under Sections 304, 305, 306, 307, 1002 and 1003 of this Indenture; (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and (4) this Article. If the Company exercises its defeasance option pursuant to this Section 1302, the Guarantees shall terminate with respect to the Notes, and payment of the Notes may not be accelerated pursuant to Section 502 of this Indenture (or, after the occurrence of the Merger Event, Section 1610 of this Indenture) because of an Event of Default. Subject to compliance with this Article, the Company may exercise its option to have this Section 1302 applied to any Notes notwithstanding the prior exercise of its option to have Section 1303 of this Indenture applied to such Notes.

Section 1303.    Covenant Defeasance.

Upon the Company’s exercise of its option to have this Section 1303 applied to the Notes, (1) the Company shall be released from its obligations under Section 801(4), Section 1006, Sections 1010 through 1018, inclusive, of this Indenture (or, after the occurrence of the Merger Event, Section 1605 and Section 1606 of this Indenture); (2) the occurrence of any event specified in Sections 501(3) (with respect only to the obligations under Section 801(4) and Sections 1010 and 1015), 501(4), 501(5) (with respect to those covenants that are subject to Covenant Defeasance), 501(6), 501(7), 501(9) (with respect only to Subsidiaries) or 501(10) (with respect only to Subsidiaries) of this Indenture (or, after the occurrence of the Merger Event, Sections 1609(3) and (6) of this Indenture), shall be deemed not to be or to result in an Event of Default and (3) the Guarantees shall be automatically released, in each case with respect to such Notes as provided in this Section 1303 on and after the date the conditions set forth in Section 1304 of this Indenture are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 1304.    Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1302 or Section 1303 of this Indenture to any Notes:

(1) the Company must irrevocably deposit with the Trustee (or another trustee that satisfies the requirements of and agrees to comply with this Article applicable to it), in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. dollar-denominated Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. dollar-denominated Government Securities, in amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium, if any, on the Outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(2) in the case of an election under Section 1302 of this Indenture, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

(3) in the case of an election under Section 1303 of this Indenture, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of Liens securing such borrowing);

(5) such Defeasance or Covenant Defeasance and the related deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

(7) the Company must deliver to the Trustee an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (6) of this Section 1304 have been complied with; and

(8) the Company must deliver to the Trustee an Opinion of Counsel, stating that all conditions precedent set forth in clause (5) of this Section 1304 has been complied with.

Section 1305.    Deposited Money and Government Securities to be Held in Trust; Miscellaneous Provisions.

Subject to the last paragraph of Section 1003 of this Indenture, all money and Government Securities (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 1305 and Section 1306 of this Indenture, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1304 of this Indenture in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with such Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1304 of this Indenture or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Securities held by it as provided in Section 1304 of this Indenture with respect to any Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Notes.

Section 1306.    Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with this Article with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Notes from which the Company and any Guarantors have been discharged or released pursuant to Section 1302 or 1303 of this Indenture shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 of this Indenture with respect to such Notes in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.

ARTICLE FOURTEEN

[INTENTIONALLY DELETED]

ARTICLE FIFTEEN

SUBSIDIARY GUARANTEES

Section 1501.    Unconditional Guarantee.

For value received, each of the Guarantors hereby fully and unconditionally guarantees (the “Guarantee”) to the Holders and to the Trustee the due and punctual payment of the Note Obligations, when and as such principal, premium, if any, and interest shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Notes and this Indenture, subject to the limitations set forth in Section 1503 of this Indenture.

Failing payment when due of any amount guaranteed pursuant to its Guarantee, for whatever reason, each of the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantee hereunder is intended to be a general, unsecured, senior obligation of each of the Guarantors and shall rank pari passu in right of payment with all debt of such Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantee. Each of the Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Notes, the Guarantee of any other Guarantor or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any other Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the Guarantors. Each of the Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Notes, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 507 of this Indenture, by the Holders, on the terms and conditions set forth in this Indenture, directly against such Guarantor to enforce its Guarantee without first proceeding against the Company or any other Guarantor.

The obligations of each of the Guarantors under this Article shall be as aforesaid full and unconditional and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (1) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company or any of the other Guarantors contained in the Notes or this Indenture, (2) any impairment, modification, release or limitation of the liability of the Company, any of the other Guarantors or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable bankruptcy law, or other statute or from the decision of any court, (3) the assertion or exercise by the Company, any of the other Guarantors or the Trustee of any rights or remedies under the Notes or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (4) the assignment or the purported assignment of any property as security for the Notes, including all or any part of the rights of the Company or any of the other Guarantors under this Indenture, (5) the extension of the time for payment by the Company or any of the other Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Notes or this Indenture or of the time for performance by the Company or any of the other Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (6) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or any of the other Guarantors set forth in this Indenture, (7) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of or other similar proceeding affecting, the Company or any of the other Guarantors or any of their respective assets, or the disaffirmance of the Notes, the Guarantee or this Indenture in any such proceeding, (8) the release or discharge of the Company or any of the other Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (9) the unenforceability of the Notes or this Indenture or (10) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the Guarantees) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

Each of the Guarantors hereby (1) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or any of the Guarantors, and all demands whatsoever, (2) acknowledges that any agreement, instrument or document evidencing its Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to it and (3) covenants that its Guarantee shall not be discharged except by complete performance of the Guarantee or the payment in full of the Notes Obligations. Each of the Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to its Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the Guarantors, the Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed, to the fullest extent permitted by law, to have continued in existence notwithstanding such application, and the Guarantee shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, as though such application had not been made.

Each of the Guarantors shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of this Indenture; provided, however, that such Guarantor, shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Notes and the Guarantees shall have been paid in full or discharged.

Section 1502.    Execution and Delivery of Notation of Guarantee.

To further evidence its Guarantee set forth in Section 1501 of this Indenture, each of the Guarantors hereby agrees that a notation relating to such Guarantee, substantially in the form attached hereto as Annex B, shall be endorsed on each Note entitled to the benefits of the Guarantee authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an Officer of such Guarantor, or in the case of a Guarantor that is a limited partnership, an Officer of the general partner of each Guarantor. Each of the Guarantors hereby agrees that the Guarantee set forth in such Section 1501 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation relating to its Guarantee and that a notation of a Guarantee of a Guarantor shall not be required with respect to Notes issued and authenticated prior to such Guarantor becoming a Guarantor. If any Officer of the Guarantor, or in the case of a Guarantor that is a limited partnership, any Officer of the general partner of the Guarantor, whose signature is on this Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, the Guarantee of such Note shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

Section 1503.    Limitation on Guarantors’ Liability.

Each Guarantor and by its acceptance hereof each Holder of a Note entitled to the benefits of the Guarantee hereby confirm that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any U.S. federal or state law. To effectuate the foregoing intention, the Holders of a Note entitled to the benefits of the Guarantees and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable U.S. federal or state law.

Section 1504.    Release of Guarantors from Guarantee.

Each Guarantor shall be released and relieved of any obligations under its Guarantee and the Guarantee of a Guarantor shall also be automatically and unconditionally released immediately:

(1) upon any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Guarantor, if the sale or other disposition at the date thereof does not violate Section 1015 of this Indenture;

(2) upon any sale or other disposition (including by way of merger, consolidation or otherwise) of Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Guarantor, if the sale or other disposition at the date thereof does not violate Section 1015 of this Indenture and such Guarantor no longer qualifies as a Restricted Subsidiary of the Company as a result of such disposition;

(3) upon designation of such Guarantor as an Unrestricted Subsidiary in accordance with Section 1018 of this Indenture;

(4) upon Defeasance or Covenant Defeasance in accordance with Article Thirteen or satisfaction and discharge of this Indenture in accordance with Article Four;

(5) upon the liquidation or dissolution of such Guarantor; provided no Default or Event of Default occurs as a result thereof or shall have occurred or is continuing;

(6) in the case of Intermediate Holdco, upon the release or discharge in full from its guarantee of the Indebtedness of the Company under the Credit Agreement, so long as it would not be required to guarantee the Notes pursuant to Section 1017 of this Indenture;

(7) in the case of any Restricted Subsidiary other than Intermediate Holdco which after the Issue Date is required to guarantee the Notes pursuant to Section 1017 of this Indenture, upon the release or discharge in full from its guarantee of the Indebtedness which resulted in such Restricted Subsidiary’s obligation to guarantee the Notes; or

(8) upon the occurrence of the Merger Event (after which the other provisions of this Article shall no longer apply).

The Trustee shall deliver an appropriate instrument evidencing any release of a Guarantor from the Guarantee upon receipt of a Company Request accompanied by an Officers’ Certificate and an Opinion of Counsel that the Guarantor is entitled to such release in accordance with the provisions of this Indenture.

Any Guarantor not released in accordance with the provisions of this Indenture shall remain liable for the full amount of principal of (and premium, if any, on) and interest on the Notes as provided in this Article, subject to the limitations of Section 1503 of this Indenture.

Section 1505.    Guarantor Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors hereby agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor (if any) in a pro rata amount based on the net assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s Note Obligations or any other Guarantor’s obligations with respect to its Guarantee.

Section 1506.    Guarantors May Consolidate, etc., on Certain Terms.

A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate or merge with or into (regardless of whether such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(a)(i) such Guarantor is the surviving Person or (ii) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under this Indenture (including its Guarantee) pursuant to a supplemental indenture in form satisfactory to the Trustee; or

(b) such transaction at the date thereof does not violate Section 1015 of this Indenture.

In case of any such consolidation, merger, sale or other disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee of such Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantee notations to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by such Guarantor and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

ARTICLE SIXTEEN

AFTER THE MERGER EVENT

Section 1601.    Effect of Merger Event.

Upon the occurrence of the Merger Event, the terms of the Notes and this Indenture shall be modified as set forth in this Article.

Section 1602.    Certain Definitions.

From and after the Merger Event, the following terms shall have the meaning set forth in this Section 1602:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct generally the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Sale” shall mean any sale of any assets of the Company or its Subsidiaries, including by way of the sale by the Company or any of its Subsidiaries of equity interests in such Subsidiaries.

“Authorized Officer” means the President, any Vice President, the Treasurer, or any other Person duly authorized by the Company to act in respect of matters relating to this Indenture.

“Debt,” with respect to any Person, means:

(a) indebtedness of such Person for borrowed money evidenced by a bond, debenture, note or other similar written instrument or agreement by which such Person is obligated to repay such borrowed money; and

(b) any guaranty by such Person of any such indebtedness of another Person.

“Debt” does not include, among other things,

(1) indebtedness of such Person under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services,

(2) any trade obligations (including obligations under agreements relating to the purchase and sale of any commodity, including power purchase or sale agreements, and any commodity hedges or derivatives regardless of whether such transaction is a “financial” or physical transaction) or other obligations of such Person in the ordinary course of business,

(3) obligations of such Person under any lease agreement (including any lease intended as security), whether or not such obligations are required to be capitalized on the balance sheet of such Person under generally accepted accounting principles, or

(4) liabilities secured by any Lien on any property owned by such Person if and to the extent that such Person has not assumed or otherwise become liable for the payment thereof.

“Event of Default” has the meaning specified in Section 1609 of this Indenture.

“Lien” means any lien, mortgage, deed of trust, pledge or security interest, in each case, intended to secure the repayment of Debt, except for any Permitted Lien.

“Material Subsidiary” means PPL EnergyPlus, LLC, a Delaware limited liability company, PPL Generation, LLC, a Delaware limited liability company or RJS Power LLC, a Delaware limited liability company.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns, or absent a successor, or if such entity ceases to rate the Notes, such other nationally recognized statistical rating organization as the Company may designate by notice to the Trustee.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company and who shall be acceptable to the Trustee.

“Permitted Business” means a business that is the same or similar to the business of the Company or any Subsidiary of the Company as of the date of the Merger Event, or any business reasonably related thereto.

“Permitted Liens” means, with respect to any Person:

(1) any Liens existing on the Issue Date;

(2) any vendors’ Liens, purchase money Liens and other Liens on property at the time of acquisition thereof by the Company and Liens to secure or provide for the construction or improvement of property; provided that, no such Lien shall extend to or cover any other property of the Company;

(3) any Liens on cash or securities (other than limited liability company interests issued by any Material Subsidiary), including any cash or securities on hand or in banks or other financial institutions, deposit accounts and interests in general or limited partnerships;

(4) any Liens on the equity interest of any Subsidiary of the Company that is not a Material Subsidiary;

(5) any Liens on property or shares of capital stock, or arising out of any Debt of any entity existing at the time the entity becomes or is merged into or consolidated with the Company;

(6) any Liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended (or any successor provision), to finance all or any part of the purchase price of or the cost of constructing, equipping or improving property; provided that, such Liens are limited to the property acquired or constructed or improved and to substantially unimproved real property on which such construction or improvement is located; provided further, that the Company may further secure all or any part of such purchase price or the cost of construction or improvement by an interest on additional property of the Company only to the extent necessary for the construction, maintenance and operation of, and access to, such property so acquired or constructed or such improvement;

(7) any Liens on contracts, leases and other agreements of whatsoever kind and nature; any Liens on contract rights, bills, notes and other instruments; any Liens on revenues, income and earnings, accounts, accounts receivable and unbilled revenues, claims, credits, demands and judgments; any Liens on governmental and other licenses, permits, franchises, consents and allowances; and any Liens on patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights, claims, credits, choses in action and other intangible property and general intangibles including, but not limited to, computer software;

(8) any Liens securing Debt which matures less than one year from the date of issuance or incurrence thereof and is not extendible at the option of the issuer, and any refundings, refinancings and/or replacements of any such Debt by or with similar secured Debt;

(9) any Liens on automobiles, buses, trucks and other similar vehicles and movable equipment; vessels, boats, barges and other marine equipment; airplanes, helicopters, aircraft engines and other flight equipment; parts, accessories and supplies used in connection with any of the foregoing;

(10) any Liens on furniture and furnishings, and computers, data processing, data storage, data transmission, telecommunications and other equipment and facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes;

(11) any Liens on property which is the subject of a lease agreement designating the Company as lessee and all right, title and interest of the Company in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security;

(12) other Liens securing Debt the principal amount of which does not exceed 10% of the total assets of the Company and its consolidated Subsidiaries as shown on the Company’s most recent audited consolidated balance sheet; and

(13) any Liens granted in connection with extending, renewing, replacing or refinancing, in whole or in part, the Debt secured by liens described in the foregoing clauses (1) through (12), to the extent of such Debt so extended, renewed, replaced or refinanced.

“Person” means any individual, corporation, association, company, joint stock company, limited liability company, partnership, limited liability partnership, joint venture, trust or unincorporated organization or any government or any political subdivision, instrumentality or agency thereof.

“Secured Obligations” has the meaning specified in Section 1606 of this Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, Inc. and its successors and assigns, or absent a successor, or if such entity ceases to rate the Notes, such other nationally recognized statistical rating organization as the Company may designate by notice to the Trustee.

“Stated Maturity” when used with respect to the Notes or any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

“Subsidiary” means any corporation, association, company, joint stock company, limited liability company or business trust a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company.

“Voting Stock” means stock (or other interests) of a corporation, association, company, joint stock company, limited liability company or business trust having voting power for the election of directors, managers or trustees thereof, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Section 1603.    Release of Guarantees

Upon the occurrence of the Merger Event, the Guarantees described in Article Fifteen shall be automatically and unconditionally released and thereafter the Notes shall not be guaranteed by any Subsidiary of the Company.

Section 1604.    Modification of Covenants and Definitions

From and after occurrence of the Merger Event, Article Eight and Sections 1006, 1007, 1010, 1011, 1012, 1013, 1014, 1015, 1016, 1017, 1018 and 1019 of this Indenture (together with any definitions that are used solely in such provisions or that are otherwise defined in this Article) shall no longer apply, and in lieu thereof the covenants set forth in Sections 1605, 1606, 1607 and 1608 of this Article and the definitions set forth in Section 1602 of this Article shall apply.

Section 1605.    Asset Sales

From and after the occurrence of the Merger Event, the Company agrees that for so long as any Notes shall remain Outstanding, and except for the sale of the properties and assets of the Company substantially as an entirety pursuant to Section 1608 of this Indenture, and other than assets required to be sold to conform with governmental requirements, the Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale, if the aggregate net book value of all such Asset Sales consummated during the four calendar quarters immediately preceding any date of determination would exceed 15% of the consolidated assets of the Company and its consolidated Subsidiaries as of the beginning of the Company’s most recently ended full fiscal quarter; provided, however, that any such Asset Sale shall be disregarded for purposes of the 15% limitation specified in this paragraph:

(i) if any such Asset Sale is in the ordinary course of business,

(ii) to the extent that such assets are worn out or are no longer useful or necessary in connection with the operation of the business of the Company or its Subsidiaries,

(iii) to the extent such assets are being transferred to a wholly-owned Subsidiary of the Company,

(iv) to the extent any such assets subject to any such Asset Sale involve transfers of assets of or equity interests in connection with (a) the formation of any joint venture between the Company or any of its Subsidiaries and any other entity, or (b) any project development and acquisition activities, and

(v) if the proceeds thereof (a) are, within 12 months of such Asset Sale, invested or reinvested by the Company or any Subsidiary in a Permitted Business, (b) are used by the Company or a Subsidiary to repay Debt of the Company or such Subsidiary, or (c) are retained by the Company or its Subsidiaries.

Additionally, if prior to any Asset Sale that otherwise would cause the 15% limitation to be exceeded, Moody’s and S&P confirm the then-current long term debt rating of the Notes after giving effect to such Asset Sale, such Asset Sale shall also be disregarded for purposes of the foregoing limitations.

Section 1606.    Limitation on Liens

From and after the occurrence of the Merger Event, the Company agrees that for so long as any Notes shall remain Outstanding, without consent of the Holders of a majority in principal amount of the Outstanding Notes of such series, the Company shall not create, incur or assume any Lien (other than Permitted Liens) upon any property of the Company, whether now owned or hereafter acquired, in order to secure any Debt of the Company. The foregoing agreement shall not restrict the ability of Subsidiaries or Affiliates of the Company to create, incur or assume any Lien upon their properties or assets.

The first paragraph of this Section 1606 shall not prohibit the creation, issuance, incurrence or assumption of any Lien if either:

(A) the Company shall make effective provision whereby all Notes then Outstanding shall be secured equally and ratably with all other Debt then outstanding under such Lien; or

(B) the Company shall deliver to the Trustee bonds, notes or other evidences of indebtedness secured by the Lien which secures such Debt (hereinafter called “Secured Obligations”)

(i) in an aggregate principal amount equal to the aggregate principal amount of the Notes then Outstanding,

(ii) maturing (or being subject to mandatory redemption) on such dates and in such principal amounts that, at each Stated Maturity of the Notes, there shall mature (or be redeemed) Secured Obligations equal in principal amount to the Notes then to mature, and

(iii) containing, in addition to any mandatory redemption provisions applicable to all Secured Obligations outstanding under such Lien and any mandatory redemption provisions contained therein pursuant to clause (ii) of this paragraph, mandatory redemption provisions correlative to the provisions, if any, for the mandatory redemption (pursuant to a sinking fund or otherwise) of the Notes or for the redemption thereof at the option of the Holder, as well as a provision for mandatory redemption upon an acceleration of the maturity of all Outstanding Notes following an Event of Default (such mandatory redemption to be rescinded upon the rescission of such acceleration); it being expressly understood that such Secured Obligations (x) may, but need not, bear interest, (y) may, but need not, contain provisions for the redemption thereof at the option of the issuer, any such redemption to be made at a redemption price or prices not less than the principal amount thereof and (z) shall be held by the Trustee for the benefit of the Holders of all Notes from time to time Outstanding subject to such terms and conditions relating to surrender to the Company, transfer restrictions, voting, application of payments of principal and interest and other matters as shall be set forth in an indenture supplemental hereto specifically providing for the delivery to the Trustee of such Secured Obligations.

Section 1607.    Delivery of Supplemental Indenture, Officer’s Certificate and Opinion of Counsel

If the Company shall elect either of the alternatives described in the second paragraph of Section 1606 of this Indenture, the Company shall deliver to the Trustee:

(A) an indenture supplemental to this Indenture (i) together with any appropriate intercreditor arrangements, whereby such Notes then Outstanding shall be secured by the Lien referred to in the second paragraph of Section 1606 of this Indenture equally and ratably with all other indebtedness secured by such Lien or (ii) providing for the delivery to the Trustee of Secured Obligations;

(B) an Officer’s Certificate (i) stating that, to the knowledge of the signer, (1) no Event of Default has occurred and is continuing and (2) no event has occurred and is continuing which entitles the secured party under such Lien to accelerate the maturity of the indebtedness outstanding thereunder and (ii) stating the aggregate principal amount of indebtedness issuable, and then proposed to be issued, under and secured by such Lien; and

(C) an Opinion of Counsel (i) if the Notes then Outstanding are to be secured by such Lien, to the effect that all such Notes then Outstanding are entitled to the benefit of such Lien equally and ratably with all other indebtedness outstanding under such Lien or (ii) if Secured Obligations are to be delivered to the Trustee, to the effect that such Secured Obligations have been duly issued under such Lien and constitute valid obligations, entitled to the benefit of such Lien equally and ratably with all other indebtedness then outstanding under such Lien.

Section 1608.    Consolidation, Merger, Conveyance or Other Transfer

From and after the occurrence of the Merger Event, the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(a) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company, substantially as an entirety shall be a corporation or limited liability company organized and existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Outstanding Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or other transfer or lease and such indenture supplemental hereto complies with this Section 1608 and that all conditions precedent herein provided for relating to such transactions have been complied with.

Upon any consolidation by the Company with or merger by the Company into any other Person or any conveyance or other transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with this Section 1608, the successor Person formed by such consolidation or into which the Company is merged or the Person to which such conveyance, or other transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of and released from all obligations and covenants under this Indenture and the Notes Outstanding hereunder (unless the Company shall have delivered to the Trustee an instrument waiving such relief and release), and the Trustee shall acknowledge in writing that the Company has been so relieved and released.

For purposes of clarification and not in limitation of this Section 1608 nothing in this Indenture shall be deemed to prevent or restrict:

(1)	any consolidation or merger after the consummation of which the Company would be the surviving or resulting Person, or

(2)	any conveyance or other transfer, or lease of any part of the properties of the Company which does not constitute the entirety, or substantially the entirety, thereof, or

(3)	the approval by the Company of, or the consent by the Company to, any consolidation or merger of any direct or indirect subsidiary or affiliate of the Company, or any conveyance, transfer or lease by any such subsidiary or affiliate of any of its assets.

Section 1609.    Events of Default

From and after the occurrence of the Merger Event, the Events of Default described under the first paragraph of Section 501 of this Indenture shall no longer constitute Events of Default, and in lieu thereof this Section 1609 shall apply.

“Event of Default” wherever used herein with respect to the Notes, means any one of the following events:

(1)	default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days; or

(2)	default in the payment of the principal of or premium, if any, on any Note when it becomes due and payable;

(3)	default in the performance of, or breach of, any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section 1609 specifically dealt with) and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes (which notice from Holders shall also be given by the Holders to the Trustee), a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Notes not less than the principal amount of Notes the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Notes, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or

(4)	the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 60 consecutive days; or

(5)

the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Company; or

(6)	the occurrence of a matured event of default, as defined in any instrument of the Company under which there may be issued or evidenced any Debt of the Company, that has resulted in the acceleration of such Debt in excess of $25,000,000, or any default in payment of Debt in excess of $25,000,000 at final maturity, after the expiration of any applicable grace or cure periods; provided, however, that the waiver or cure of any such default under any such instrument or Debt shall constitute a waiver and cure of the corresponding Event of Default under this Indenture and the rescission and annulment of the consequences thereof shall constitute a rescission and annulment of the corresponding consequences under this Indenture.

Section 1610.    Acceleration of Maturity, Rescission and Annulment

From and after the occurrence of the Merger Event, Section 502 of this Indenture shall no longer apply, and in lieu thereof this Section 1610 shall apply:

If an Event of Default shall have occurred and be continuing with respect to Notes at the time Outstanding, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon receipt by the Company of notice of such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Notes shall have been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee provided in this Indenture, such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if:

(a) the Company shall have paid or deposited with the Trustee a sum sufficient to pay:

(1) all overdue interest, if any, on all Notes then Outstanding;

(2) the principal of and premium, if any, on any Notes then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Notes;

(3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes;

(4) all amounts due to the Trustee under Section 607 of this Indenture; and

(b) all Events of Default with respect to the Notes, other than the non payment of the principal of Notes which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 513 of this Indenture.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

The Trustee hereby accepts the trusts in this Indenture upon the terms and conditions herein set forth.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

RJS POWER HOLDINGS LLC

By:	/s/ Charles C. Cook
Name: Charles C. Cook Title: President and Chief Executive Officer

RJS POWER LLC

By:	/s/ Charles C. Cook
Name: Charles C. Cook Title: President and Chief Executive Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid Title: Vice President

ANNEX A

CUSIP [            ]

ISIN [            ]

[Form of Face of Note]

[Legend(s) applicable pursuant to the provisions of the Indenture]

RJS POWER HOLDINGS LLC

5.125% Senior Note due 2019

No.	US$

RJS Power Holdings LLC, a Delaware limited liability company (herein called the “Company,” which term includes any successor Person under this Indenture hereinafter referred to), for value received, hereby promises to pay to                             , or registered assigns, the principal sum of                      U.S. Dollars on July 15, 2019 or such greater or lesser amount as may be indicated on the Schedule of Exchanges of Interests in the Global Note attached hereto.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its undersigned officer.

RJS POWER HOLDINGS LLC

By:

Trustee’s Certificate of Authentication

This is one of the 5.125% Senior Notes due 2019 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated:

[Form of Reverse of Note]

5.125% Senior Note due 2019

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. To the extent that any of the terms and provisions of this Note conflict with the express provisions of the Indenture, the terms and provisions of the Indenture shall govern and be controlling.

(1) INTEREST. Interest on the Notes shall accrue (i) until the first Interest Payment Date following delivery by the Company to the Trustee of an Officers’ Certificate certifying that a Merger Ratings Event has occurred (such Interest Payment Date, the “Step-Down Date”) at the rate of 5.125% per annum, and (ii) from and after the Step-Down Date, at the rate of 4.625% per annum, and shall be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2015. Interest on the Notes shall accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period. If a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. The Company shall pay interest (including post-petition interest in any proceeding under any applicable Bankruptcy Law) on overdue principal and premium, if any, at the applicable interest rate on the Notes to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any applicable Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(2) METHOD OF PAYMENT. The Company shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders on the January 1 or July 1 (whether or not a Business Day) immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 308 of the Indenture with respect to Defaulted Interest. Holders must surrender Notes to the Paying Agent to collect payments of principal and premium, if any, due at Maturity. The Notes shall be payable as to principal, premium, if any, and interest at the office of the Paying Agent or Security Registrar or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided that, payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least 15 days prior to the applicable payment date, subject to surrender of the Note at the office of the Paying Agent in case of payments of principal or premium. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND SECURITY REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, shall act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without prior notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

(4) INDENTURE. The Notes are issued by the Company under an Indenture, dated as of July 10, 2014, by and among the Company, the Guarantors parties thereto and the Trustee, and designated as the “5.125% Senior Notes due 2019.” The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION PRIOR TO THE OCCURRENCE OF THE MERGER EVENT. This Section 5 applies to the Notes only prior to the occurrence of the Merger Event.

Except as described herein and in Section 1010 of the Indenture, the Notes are not redeemable until July 15, 2016. On and after July 15, 2016, the Company may redeem all or a part of the Notes, from time to time, at the following Redemption Prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes redeemed, if any, up to but excluding the Redemption Date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Redemption Price

2016	102.563%
2017	101.281%
2018 and thereafter	100.000%

At any time or from time to time prior to July 15, 2016, the Company may also redeem all or a part of the Notes, at a Redemption Price equal to the Make-Whole Price.

“Make-Whole Price” means, with respect to any Notes to be redeemed, an amount equal to the greater of:

(1) 100% of the principal amount of such Notes; and

(2) the sum of the present values of (a) the Redemption Price of such Notes at July 15, 2016 (as set forth in the table above) and (b) the remaining scheduled payments of interest from the Redemption Date to (but not including) July 15, 2016 (not including any portion of such payments of interest accrued as of the Redemption Date) discounted back to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points, plus, in the case of both (1) and (2), accrued and unpaid interest on the Notes redeemed, if any, up to but excluding the Redemption Date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to July 15, 2016; provided, however, that if the period from such Redemption Date to July 15, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given; provided further that if the period from the Redemption Date to July 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company shall notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation.

Prior to July 15, 2016, the Company may on any one or more occasions redeem up to 35% of the principal amount of the Notes, in an amount not greater than the net cash proceeds of one or more Equity Offerings at a Redemption Price equal to 105.125% of the principal amount thereof, plus accrued and unpaid interest on the Notes redeemed, if any, up to but excluding the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that:

(1) at least 65% of the aggregate principal amount of the Notes (including Additional Notes, if any, and excluding Notes held by the Company and its Subsidiaries) remains Outstanding after each such redemption; and

(2) the redemption occurs within 90 days after the closing of such Equity Offering.

In addition to the foregoing, the Notes shall be redeemable in the circumstances set forth in the penultimate paragraph of Section 1010 of the Indenture.

Any redemption pursuant to this Section 5 shall be subject to Article Eleven of the Indenture.

(6) OPTIONAL REDEMPTION FROM AND AFTER THE OCCURRENCE OF THE MERGER EVENT. From and after the occurrence of the Merger Event, the provisions of paragraph 5 of this Note shall no longer apply to the Notes, and in lieu thereof, the following provisions shall apply with respect to redemption of the Notes.

At any time or from time to time prior to April 15, 2019, the Company may redeem all or a part of the Notes, at a redemption price equal to the Make-Whole Price.

“Make-Whole Price” with respect to any Notes to be redeemed, means an amount equal to the greater of:

(1)	100% of the principal amount of such Notes; and

(2)	the sum of the present values of (a) the principal amount of such Notes and (b) the remaining scheduled payments of interest from the Redemption Date to (but not including) the Stated Maturity Date of the Notes (not including any portion of such payments of interest accrued as of the Redemption Date) discounted back to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points, plus, in the case of both (1) and (2), accrued and unpaid interest on the Notes redeemed, if any, up to but excluding the Redemption Date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

“Comparable Treasury Issue” means, with respect to Notes to be redeemed, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the Redemption Date to the Stated Maturity Date of the Notes that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity; provided that, if such period is less than one year, then the U.S. Treasury security having a maturity of one year shall be used.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means J.P. Morgan Securities LLC or one of its successors, or, if such firm or its successors, if any, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, a primary Government Securities dealer in New York City (each a “Primary Treasury Dealer”) designated by J.P. Morgan Securities LLC and two additional Primary Treasury Dealers selected by the Company, and their respective successors; provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Company shall notify the trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

On or after April 15, 2019, the Company may redeem all or part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be so redeemed, plus accrued and unpaid interest to the Redemption Date, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

Any redemption pursuant to this Section 6 shall be subject to Article Eleven of the Indenture.

(7) NOTE PURCHASES; MANDATORY REDEMPTION. The Company may at any time and from time to time purchase Notes in the open market, by tender offer or exchange offer, in negotiated transactions or otherwise. For the avoidance of doubt, any such tender offer, exchange offer or other acquisition may be coupled with an exit consent pursuant to which Holders in tendering their Notes consent to an amendment to the Indenture to eliminate, among other things, substantially all of the obligations of the Company and the Guarantors under the covenants described under Article Ten, the obligation to make Change of Control Offers and Asset Sale Offers and the Events of Default described in clauses 3, 4 and 5 of the first paragraph of Section 501 of the Indenture. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase Notes pursuant to Section 1010 or 1015 of the Indenture.

(8) REPURCHASE AT THE OPTION OF HOLDER.

(a) Prior to the occurrence of the Merger Event, if a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) at a purchase price in cash equal to not less than 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to but excluding the date of purchase (the “Change of Control Payment”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. Not later than 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under Section (5), the Company shall send a notice to each Holder (with a copy to the Trustee) setting forth the procedures governing the Change of Control Offer as required by the Indenture. Holders that are the subject of an offer to purchase shall receive notice of a Change of Control Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

From and after the occurrence of the Merger Event, this provision shall no longer apply to the Notes.

(b) Prior to the occurrence of the Merger Event, if the Company or a Restricted Subsidiary of the Company consummates an Asset Sale, the Company may be required to make an offer (an “Asset Sale Offer”) to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets pursuant to Section 1015 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale shall be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to (but not including) the date of purchase, and shall be payable in cash. Holders that are the subject of an offer to purchase shall receive notice of an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes. From and after the occurrence of the Merger Event, this provision shall no longer apply to the Notes.

(9) NOTICE OF REDEMPTION. Notice of redemption shall be sent at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any notice of redemption may at the Company’s discretion be subject to one or more conditions precedent. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of its Notes, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company and the Trustee need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the portion of the note not selected for redemption. The Company and the Trustee need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the portion of any Note not selected for redemption. Also, the Company and the Trustee need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(11) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or any Guarantee thereof may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or any Guarantee thereof may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, or make any change that does not adversely affect the rights or interests of any such Holder.

(13) DEFAULTS AND REMEDIES.

(a) Prior to the occurrence of the Merger Event, in the case of an Event of Default arising from events of bankruptcy or insolvency specified in clause (9) or (10) of Section 501 of the Indenture, all Outstanding Notes shall become due and payable immediately without further action or notice . If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all of the Notes to be due and payable immediately by notice in writing to the Company and, in the case of notice by Holders, also to the Trustee specifying the respective Event of Default and that it is a notice of acceleration.

(b) From and after the occurrence of the Merger Event, if an Event of Default as specified in Section 1609 of the Indenture shall have occurred and be continuing with respect to Notes at the time Outstanding, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all of the Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon receipt by the Company of notice of such declaration such principal amount (or specified amount) shall become immediately due and payable.

In the case of both (a) and (b) above, Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders. The Company is required to deliver to the Trustee annually an Officers’ Certificate regarding the compliance with the Indenture, and the Company is required, within 30 calendar days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default. The Holders of at least a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all of the Notes waive any past default and its consequences under the Indenture, except a default in the payment of interest or any premium on, or the principal of, the Notes (other than amounts that have become due solely because of an acceleration that has been rescinded) and except as provided in Section 513(2) of the Indenture. The Holders of at least a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, or that may involve the Trustee in personal liability, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

(14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(16) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), IT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THE INDENTURE AND THIS NOTE.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and any amendment or supplement thereto. Requests may be made to:

RJS Power Holdings LLC

2901 Via Fortuna Drive, Building 6, Suite 650

Austin, TX 78746

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 1010 or Section 1015 of the Indenture, check the appropriate box below:

❑ Section 1010	❑ Section 1015

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 1010 or Section 1015 of the Indenture, state the amount you elect to have purchased:

US$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for other Notes have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*This schedule should be included only if the Note is issued in global form.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                                  agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature

Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is /☐ is not an Affiliate of the Company and that, to its knowledge, the proposed transferee ☐ is /☐ is not an Affiliate of the Company.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1)	☐	acquired for the undersigned’s own account, without transfer;

(2)	☐	transferred to the Company;

(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);

(4)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act (provided that the transferee has furnished to the Trustee a signed letter containing certain representations and agreements satisfactory to the Company); or

(5)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (4) or (5) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

TO BE COMPLETED BY PURCHASER IF BOX (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is not a U.S. person (as defined in Regulation S under the Securities Act) or purchasing for the account or benefit of a U.S. person, other than a distributor, and is purchasing the Notes in an offshore transaction in accordance with Regulation S and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Regulation S.

Dated:

ANNEX B

NOTATION OF GUARANTEE

Each of the Guarantors (which term includes any successor Person under the Indenture (as defined below)), has fully and unconditionally guaranteed, to the extent set forth in Article Fifteen of the Indenture dated as of July 10, 2014, by and among RJS Power Holdings LLC, as issuer, the Guarantors and The Bank of New York Mellon, as Trustee (the “Indenture”), and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Company.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fifteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and the conditions upon which it may be released.

IN WITNESS WHEREOF, each of the Guarantors has caused this notation to be duly executed.

[Name of Guarantor(s)]

By:
Name:
Title:

B-1

ANNEX C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY FUTURE SUBSIDIARY GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of , 20__, among [Name of Future Subsidiary Guarantor] (the “New Subsidiary Guarantor”), a subsidiary of RJS Power Holdings LLC, a Delaware limited liability company [or its permitted successor] (the “Company”), the existing Guarantors (as defined in the Indenture referred to herein), the Company, and The Bank of New York Mellon, as trustee under the Indenture referred to herein (the “Trustee”). The New Subsidiary Guarantor and the existing Subsidiary Guarantors are sometimes referred to collectively herein as the “Subsidiary Guarantors,” or individually as a “Subsidiary Guarantor.”

W I T N E S S E T H

WHEREAS, the Company and the existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of July 10, 2014, relating to the 5.125% Senior Notes due 2019 (the “Securities”) of the Company;

WHEREAS, Section 1017 of the Indenture obligates the Company to cause its Restricted Subsidiaries to become Subsidiary Guarantors by executing a supplemental Indenture as provided in such Section 1017; and

WHEREAS, pursuant to Section 901 of the Indenture, the Company, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the other Subsidiary Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO SUBSIDIARY GUARANTEE. The New Subsidiary Guarantor hereby agrees, jointly and severally, with all other Subsidiary Guarantors, to fully and unconditionally Guarantee to each Holder and to the Trustee the Note Obligations, to the extent set forth in Article Fifteen of the Indenture and subject to the provisions thereof. The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article Fifteen of the Indenture and reference is hereby made to such Article for the precise terms of the Subsidiary Guarantees.

3. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee is not responsible or liable for the validity or sufficiency of this Supplemental Indenture. All of the recitals contained herein are those of the Company and the Guarantors.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                 , 20

[NEW SUBSIDIARY GUARANTOR]

By:
Name:
Title:

[OTHER SUBSIDIARY GUARANTORS]

By:
Name:
Title:

RJS POWER HOLDINGS LLC

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

ANNEX D

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

RJS Power Holdings LLC

2901 Via Fortuna Drive, Building 6, Suite 650

Austin, TX 78746

Attention: General Counsel

The Bank of New York Mellon

101 Barclay Street, 7E

New York, New York 10286

Attention: Corporate Trust; Administration/RJS Power Holdings LLC

Re:	RJS Power Holdings LLC (the “Company”) 5.125% Senior Notes due 2019 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $____________ aggregate principal amount at maturity of the Notes (CUSIP No. _____________), we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

The Company and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

D-1

ANNEX E

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S]

RJS Power Holdings LLC

2901 Via Fortuna Drive, Building 6, Suite 650

Austin, TX 78746

Attention: General Counsel

The Bank of New York Mellon

101 Barclay Street, 7E

New York, New York 10286

Attention: Corporate Trust; Administration/RJS Power Holdings LLC

Re:	RJS Power Holdings LLC (the “Company”) 5.125% Senior Notes due 2019 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $______________ aggregate principal amount of the Notes (CUSIP No._______________), we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

The Company and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

E-1

ANNEX F

[Date]

RJS Power Holdings LLC

2901 Via Fortuna Drive, Building 6, Suite 650

Austin, TX 78746

Attention: General Counsel

Re:	RJS Power Holdings LLC (the “Company”) 5.125% Senior Notes due 2019 (the “Notes”)

Ladies and Gentlemen:

This letter relates to Notes represented by a temporary global note (a “Temporary Regulation S Global Note”). Pursuant to Section 201 of the Indenture dated as of July 10, 2014 relating to the Notes (as amended or supplemented, the “Indenture”), we hereby certify that the persons who are the beneficial owners of $[            ] principal amount of Notes represented by the Temporary Regulation S Global Note are persons outside the United States to whom beneficial interests in such Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Permanent Regulation S Global Note (as defined in this Indenture) representing the undersigned’s interest in the principal amount of Notes represented by the Temporary Regulation S Global Note, all in the manner provided by this Indenture. We certify that we [are][are not] an Affiliate (as defined in the Indenture) of the Issuer.

The Trustee and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used, but not defined, in this letter have the meanings set forth in Regulation S under the Securities Act of 1933, as amended.

Very truly yours,

[Name of Transferor]

By:
Authorized Signatory

F-1